                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                      OGDEN CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

Ogden Corporation
Two Pennsylvania Plaza
New York, NY 10121

[LOGO]

May 15, 2000

TO OUR SHAREHOLDERS:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend Ogden's 2000 Annual Meeting of Shareholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York at 10:00 A.M. (Eastern Daylight Savings Time), on Wednesday, June 14, 2000.

    The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement which we urge you to read carefully. Time will be set aside at the meeting for discussion of each item of business described in the Proxy Statement as well as any other matters of interest to you as a shareholder.

    Shareholders who find it convenient are cordially invited to attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend, you are urged to sign, date and return the enclosed proxy card in the enclosed postage paid envelope to ensure that your shares will be represented at the annual meeting.

GEORGE L. FARR
CHAIRMAN OF THE BOARD

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF OGDEN CORPORATION

    Notice is hereby given that the Annual Meeting of Shareholders of Ogden Corporation ("Ogden") will be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017 on Wednesday, June 14, 2000, at
10:00 A.M. (Eastern Daylight Savings Time), for the following purposes:

(1) To elect four directors to hold terms of office expiring at the Annual Meeting of shareholders in 2003 and until their respective successors have been elected and qualified;

(2) To consider and act upon a proposal to approve the adoption of an Executive Performance Incentive Plan as more fully set forth in the attached Proxy Statement, and in Schedule A thereto;

(3) To consider and act upon a proposal to amend the Ogden Corporation 1999 Stock Incentive Plan as more fully set forth in the attached Proxy Statement and reflected in italics in Schedule B thereto;

(4) To consider and act upon a proposal submitted by a shareholder urging the Board of Directors to arrange for the prompt sale of Ogden Corporation to the highest bidder;

(5) To ratify the appointment of Deloitte & Touche LLP as auditors of Ogden and its subsidiaries for the year ending December 31, 2000; and

(6) To consider and act upon such other business as may properly come before this Annual Meeting.

    The Board of Directors has fixed May 11, 2000, as the record date for this Annual Meeting and all shareholders of record of Ogden at the close of business on such date shall be entitled to notice of and to vote at this Annual Meeting.

                                           By Order of the Board of Directors

                                           JEFFREY R. HOROWITZ,
                                           SECRETARY

Dated:  New York, N.Y.
      May 15, 2000

IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, SO THAT YOUR SHARES MAY BE VOTED IF YOU ARE UNABLE TO ATTEND THIS ANNUAL MEETING.

PROXY STATEMENT

    The following statement is submitted to shareholders in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Ogden Corporation to be held on Wednesday, June 14, 2000 at 10:00 a.m. (Eastern Daylight Saving Time) at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017 (the "Annual Meeting"). A proxy card for this Annual Meeting is enclosed. This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about May 15, 2000.

The purposes of the Annual Meeting are:

(1) To elect four directors to hold terms of office expiring at the Annual Meeting of Shareholders in 2003 and until their respective successors have been elected and qualified;

(2) To consider and act upon a proposal to approve the adoption of an Executive Performance Incentive Plan as more fully set forth in this Proxy Statement and in Schedule A thereto;

(3) To consider and act upon a proposal to amend the Ogden Corporation 1999 Stock Incentive Plan as more fully set forth in the attached Proxy Statement and reflected in italics in Schedule B thereto;

(4) To consider and act upon a proposal submitted by a shareholder urging the Board of Directors to arrange for the prompt sale of Ogden Corporation to the highest bidder;

(5) To ratify the appointment of Deloitte & Touche LLP as auditors of Ogden and its subsidiaries for the year ending December 31, 2000; and

(6) To consider and act upon such other business as may properly come before this Annual Meeting.

    The solicitation of proxies to which this Proxy Statement relates is made by and on behalf of the Board of Directors of Ogden. The costs of this solicitation will be paid by Ogden. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting, proxy cards, and Proxy Statement. The solicitation will be conducted principally by mail, although directors, officers, and employees of Ogden and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and Ogden will reimburse such persons for their expenses in so doing. Ogden is also retaining D.F. King &
Co., Inc. to solicit proxies and will pay D.F. King & Co., Inc. a fee of $8,500 in connection therewith.

    The shares represented by all valid proxies in the enclosed form will be voted if received in time for this Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees named in this Proxy Statement; and FOR Proposals (2), (3) and (5) and AGAINST Proposal (4) as set forth above and described in this Proxy Statement. Each proxy is revocable at any time prior to being voted by delivering a subsequent proxy, by giving written notice to the Secretary of Ogden or by attending this Annual Meeting and voting in person, provided that such action must be taken in sufficient time to permit the necessary examination and tabulation of the revocation or the subsequent proxy before the vote is taken.

VOTING SECURITIES

    As of May 11, 2000, the record date for this Annual Meeting, Ogden had outstanding 49,610,835 shares of common stock and 37,127 shares of $1.875 Cumulative Convertible Preferred Stock, Partially Participating, excluding shares held in Ogden's corporate treasury. Each share of common stock is entitled to one vote and each share of preferred stock is entitled to one-half vote per share on all matters to come before this Annual Meeting, including the election of directors.

    Ogden has been advised by FMR Corp., Greenway Partners, L.P. and Fir Tree Partners that they, along with certain members of their group or respective investment managers, are each the beneficial owner of more than 5% of Ogden's common stock, which were acquired for investment purposes for certain of their advisory clients. The following table sets forth certain information concerning the foregoing:

                                   NAME AND ADDRESS                 AMOUNT AND NATURE      PERCENT
TITLE OF CLASS                   OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP   OF CLASS
--------------         ----------------------------------------  -----------------------   --------
Common...............  FMR Corp.                                 6,430,510 shares (1  )      13.0
                       82 Devonshire Street
                       Boston, Massachusetts 02109

Common...............  Greenway Partners, L.P.                   4,820,500 shares (2  )       9.8
                       277 Park Avenue, 27(th) Floor
                       New York, New York 10017

Common...............  Fir Tree Partners                         2,777,100 shares (3  )       5.6
                       535 Fifth Avenue, 31(st) Floor
                       New York, New York 10017

------------------------

(1) A Schedule 13G Report dated January 14, 2000 shows that 2,351,500 shares are held with sole power to vote or to direct the vote and 5,112,600 shares are held with sole power to dispose or direct the disposition thereof.

(2) A Schedule 13D Report dated October 15, 1999 shows that 4,820,500 shares are held with sole voting power, 4,580,500 shares are held with shared voting power, 4,820,500 shares are held with sole dispositive power and 4,580,500 shares are held with shared dispositive power.

(3) A Schedule 13D Report Filed on November 5, 1999 shows that 2,777,100 shares are held with sole power to vote or to direct the vote and with sole power to dispose or direct the disposition thereof.

    The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the shareholder chooses to do so. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. Each of Proposals (2), (3) and (4) requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote. Proposal (5) requires the affirmative vote of the holders of a majority of the votes represented by shares present at this Annual Meeting, in person or by proxy and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a shareholder properly withholds authority to vote for a particular nominee such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other proposals to be voted upon: (i) if a shareholder abstains from voting on a proposal, such shares are considered present at the meeting for quorum purposes but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal (except for Proposals (2), (3) and (4), in respect of which abstentions will not have the effect of either an affirmative or negative vote) and (ii) under Delaware law shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which the broker does not have authority to vote and a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

ELECTION OF DIRECTORS--PROPOSAL NUMBER (1)

PROPOSED ACTION

    The Ogden Board of Directors is proposing the election of four directors. The directors will be elected for terms expiring at the Annual Meeting of Shareholders in 2003 and until their respective successors have been elected and qualified.

DESCRIPTION OF PROPOSAL

    The Board of Directors has nominated the four persons named in the table below for election as the Class II directors for terms of office expiring at the 2003 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Ogden has no reason to believe that any such nominee will be unable to serve as a director if elected, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies, or their respective substitutes, may, in their discretion, vote for a substitute nominee designated by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at this Annual Meeting. Messrs. Einspruch and Neal were elected directors at Ogden's 1997 Annual Meeting of Shareholders.

Mr. Einspruch has been a director since 1981 and Mr. Neal has been a director since 1988. Messrs. Tato and Womack have been nominated to replace David Abshire and Attallah Kappas who will be retiring from the Board following the 2000 Annual Meeting.

    Mr. Tato received his B.A. degree from Columbia College in 1975, his M.A. degree from Columbia University in 1976 and his J.D. degree from New York University School of Law in 1979. Mr. Tato is a member of the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. located in New York City. He has been a member of the firm since 1988 and concentrates his practice in the area of energy and project financing, representing independent power producers, equity investors, other project sponsors and investment banking firms in the development and financing of energy and other infrastructure projects. Mr. Tato has significant experience in the planning, contracting and financing of energy, water and wastewater, solid waste and telecommunications projects. He also represented international consortia in connection with the privatization of electrical generating facilities in Bolivia and Chile, the privatization of water and wastewater facilities in Brazil, Colombia and the United States and the development of energy projects in Indonesia.

    Mr. Womack graduated from North Carolina State University with a degree in Mechanical and Aeronautical Engineering in 1959 and received his M.S. degree in Systems Engineering from the University of California at Los Angeles in 1969. Mr. Womack is recently retired Chairman and CEO of USI Bath and Plumbing Products, the second largest manufacturer of bath and plumbing products in the United States. He also served as Chairman, CEO and a director of Zurn Industries, a diverse mini-conglomerate with operations in plumbing products, engineered power products, pollution control equipment and power plant construction, which merged with USI in 1988. Mr. Womack was the lead executive in the consolidation and integration of the two companies. Mr. Womack has served in senior executive capacities with several publicly traded companies with billion dollar plus sales since 1982. He possesses broad experience in restructuring diverse business operations, consolidation and integration, divestments and acquisitions, and with considerable experience in international operations in Asia, Europe and Mexico.

NOMINEES

    The following table sets forth certain information concerning the nominees for election as directors. Messrs. Einspruch and Neal are presently serving as directors of Ogden.

                                                                                FIRST BECAME
NAME, AGE, AND OTHER INFORMATION                 PRINCIPAL OCCUPATION            A DIRECTOR
--------------------------------        --------------------------------------  ------------
Norman G. Einspruch: Age 67...........  Professor and Senior Fellow, College        1981
Chairman of Ogden's Management          of Engineering, University of Miami.
Committee; Member of Ogden's Audit,
Technology & Compensation Committees.

Homer A. Neal: Age 57.................  Professor of Physics, Director of           1988
Chairman of Ogden's Governance          Project Atlas, Interim President
Committee and Member of Ogden's Audit   Emeritus, Vice President for Research
and Technology Committees; Director of  Emeritus, University of Michigan.
Ford Motor Company.

Joseph A. Tato: Age 46................  Member of LeBoeuf, Lamb, Greene &             --
                                        MacRae, L.L.P., a law firm.

Robert R. Womack: Age 62..............  Retired Chairman and CEO of USI Bath          --
Director of Commercial Metals Company   and Plumbing Products.
and U.S. Industries, Inc.

DIRECTORS WHOSE TERMS CONTINUE

    The following table sets forth certain information concerning directors whose terms are continuing.

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
Scott G. Mackin: Age 43........        2001        President and Chief Executive        1999(1)
                                                   Officer of Ogden and Ogden
                                                   Energy Group, Inc., an Ogden
                                                   subsidiary

------------------------

(1) Mr. Mackin was appointed a director and President and Chief Executive Officer of Ogden by the Board of Directors on September 16, 1999 to fill a vacancy created by the resignation of a director whose term would have expired in 2001.

                                                                                    FIRST BECAME
NAME, AGE, AND OTHER INFORMATION  TERM TO EXPIRE        PRINCIPAL OCCUPATION         A DIRECTOR
--------------------------------  --------------   -------------------------------  ------------
Anthony J. Bolland: Age 46.....        2001        Managing Director, Boston            1998
Director of Globenet                               Ventures Management, Inc.
Communications Group Limited and
Northern Light Technology
Corporation.

Judith D. Moyers: Age 64.......        2001        President, Public Affairs            1978
Chairman of Ogden's Compensation                   Television, Inc.; Television
Committee and a member of                          Producer.
Ogden's Management and
Governance Committees.

Robert E. Smith: Age 64........        2001        Counsel, Rosenman & Colin LLP,       1990
Member of Ogden's Audit,                           a law firm.
Governance and Management
Committees.

George L. Farr: Age 59.........        2002        Retired, former Vice Chairman        1999
Chairman of Ogden's Board of                       of American Express Company.
Directors and Member of Ogden's
Management Committee; Director
of Swiss Reinsurance Co.,
Zurich, Switzerland; and MISYS
PLC, London, England.

Jeffrey F. Friedman: Age 53....        2002        Investment Manager, Dreyfus          1998
Chairman of Ogden's Audit                          Corporation.
Committee and Member of Ogden's
Compensation Committee.

Helmut Volcker: Age 65.........        2002        Professor of Energy Technology,      1994
Chairman of Ogden's Technology                     University of Essen, Germany;
Committee; Chairman, Technical                     retired member of the
Advisory Board, Alstom Energy                      Management Board of STEAG AG,
Systems GmbH, Stuttgart,                           Essen; and consultant for
Germany; Vice Chairman of the                      international energy projects
Board of Directors, Schmeink &                     and power plant industries.
Cofreth AG, Bocholt, Germany

COMMITTEES OF THE BOARD OF DIRECTORS

    MANAGEMENT COMMITTEE. The Management Committee is composed of six independent non-employee directors. The Management Committee's principal functions are to review and evaluate Ogden's strategies, plans, policies and management needed to meet long-range goals and objectives. The Committee's functions also include evaluating and reviewing business transactions under consideration by management, Ogden's financial status, current financial arrangements, current and anticipated financial requirements and issuance and sale of Ogden securities and advising and recommending to the Board of Directors with respect thereto. There were six meetings of the Management Committee during 1999.

    COMPENSATION COMMITTEE. The Compensation Committee is composed of three "non-employee directors", within the meaning of Rule 16b-3 promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, who are not employees or members of management of Ogden or any of its subsidiaries. The Compensation Committee is responsible for reviewing and approving compensation and benefit plans for Ogden and providing independent judgment as to the fairness of the compensation and benefit arrangements for senior management of Ogden and its subsidiaries. The Compensation Committee administers Ogden's Executive Performance Incentive Plans, Employees' Restricted Stock Plan and Stock Option and Incentive Plans (except to the extent that the plans state that the Board of Directors administer such plans with regard to non-employee directors of Ogden), determines the Chief Executive Officer's compensation and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of other designated members of senior management of Ogden and its subsidiaries. There were ten meetings of the Compensation Committee during 1999.

    AUDIT COMMITTEE. The Audit Committee is composed of four independent non-employee directors. The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting; compliance with Ogden's Corporate Policy of Business Conduct; and both the audit scope and audit fees. There were seven meetings of the Audit Committee during 1999.

    GOVERNANCE COMMITTEE. The Governance Committee is composed of three independent non-employee directors. The Governance Committee's principal functions are to review and evaluate Ogden's Board practices. In particular, the Committee will be responsible for monitoring and making recommendations on issues such as Board size and composition, director compensation and stock ownership, director retirement, and CEO performance. The Committee will review, on an ongoing basis, the Board's performance as a whole as it relates to recognized "best Board practices" in the area of corporate governance. The Committee will also make recommendations to the Board of Directors with respect to nominees for new directors (including nominations submitted in writing to the Secretary of Ogden by shareholders in compliance with the requirements of Ogden's By-laws), and board committee memberships with direct input from the Chairman of the Board of Directors and Chief Executive Officer and from the other directors. There were two meetings of the Governance Committee during 1999.

    TECHNOLOGY COMMITTEE. The Technology Committee is composed of four independent non-employee directors. The Technology Committee's principal functions are to collect, review, study and evaluate various changes and innovations in technology, materials and technical services that may be of benefit to Ogden's operations. The Committee also reviews and takes into consideration environmental standards and pollution-control requirements connected with the operation by Ogden of various solid waste-to-energy and other operating facilities across the United States and abroad. There were five meetings of the Technology Committee during 1999.

    During 1999 the Board of Directors held six regularly scheduled meetings and two special meetings. Each incumbent director attended at least 75% of the aggregate 1999 meetings of the Board of Directors and of the Committees on which such director served.

DIRECTOR COMPENSATION

    (a) Directors Fees

    Each director who is not an employee of Ogden or an Ogden subsidiary receives an annual director's retainer fee of $35,000 plus a meeting fee of $1,500 for each Board of Directors meeting attended. Each non-employee director will also receive a meeting fee of $1,500 for each committee meeting attended. All directors are reimbursed for expenses incurred in attending Board of Directors and committee meetings. Directors who are employees of Ogden or an Ogden subsidiary receive no additional compensation for serving on the Board of Directors or any committee.

    (b) Stock Options

    Each non-employee director of Ogden has been granted a Director's Stock Option and limited stock appreciation rights under the Ogden 1990 Stock Option Plan with respect to 25,000 shares of Ogden Common Stock at varying exercise prices equal to the average of the high and low sales prices of Ogden Common Stock on the date of grant (the "Fair Market Value"). Pursuant to the Ogden 1999 Stock Option Plan (the "1999 Plan"), approved by shareholders at the 1999 Annual Shareholders Meeting the Board of Directors may award annual grants of Directors Stock Options and limited stock appreciation rights with respect of up to 2,500 shares of Ogden common stock to each non-employee director, at an exercise price equal to the Fair Market Value on the date of grant. (See Proposal Number (3) of this Proxy Statement for a description of a proposed amendment to the 1999 Plan). On July 14, 1999, each non-employee director was granted an option for 2,500 shares at an exercise price of $26.5938 per share, the Fair Market Value of a share of Ogden common stock on the date of grant. Each option is a ten year option vesting at the rate of 33.3% each year over a period of three years. On October 28, 1999 Mr. Farr was granted options by the Board of Directors under the 1999 Plan aggregating 111,000 shares, 37,000 shares granted at $8.6563 per share (the Fair Market Value on the date of grant), 37,000 shares granted at $10.8204 per share (125% above the Fair Market Value on the date of grant), and 37,000 shares granted at $12.9845 (150% above the Fair Market Value on the date of grant). Each option is a ten year option vesting at the rate of 33.3% each year over a period of three years. These options were granted to Mr. Farr in recognition of his performing certain assignments given to him by the Board of Directors which required him, in his capacity as Chairman of the Board, to perform services that are traditionally and primarily performed by the executive officers of the Company.

    (c) Restricted Stock

    On February 17, 2000 the Board of Directors adopted the Ogden Restricted Stock Plan for Non-Employee Directors (the "Director's Restricted Stock Plan") which is administered by the Board of Directors and provides that only non-employee directors are eligible to receive awards. Each award of restricted stock will vest upon the earliest of the third month following the date of grant, the non-employee director's attainment of age 72, the non-employee director's disability or the non-employee director's death. Shares are freely transferable after they become vested subject to meeting certain SEC requirements. All unvested shares of restricted stock are forfeited upon the director's termination of directorship for any reason, other than death or disability. Shares become fully vested upon a change-in-control of the Company. Shares of common stock to be issued under the Director's Restricted Stock Plan will be made from shares held in treasury, the maximum aggregate number of shares authorized to be issued is 100,000 shares and the purchase price for each share issued is zero.

    Under the Director's Restricted Stock Plan each non-employee director will automatically be paid in the form of restricted stock as follows: (i) 50% of the director's annual retainer fees as of the first Board Meeting of each fiscal year based on the closing price of a share of common stock on the date of such meeting and (ii) 50% of the director's meeting fees as of the last day of each calendar quarter in which such meeting occurs based on the average closing price of a share of common stock for the calendar quarter. In the event of a Change-in-Control of the Company, shares of restricted stock which would otherwise be made on the last day of the calendar quarter in which the Change-in-Control occurs, will be made on the date of the Change-in-Control.

    In September 1999 the Board of Directors waived their meeting fees for the remainder of the year. On February 17, 2000 the Board authorized the payment of 50% of these fees in cash and granted awards of restricted stock in payment of the other 50%. The Board also authorized a special award of 2,000 shares of restricted stock to Messrs. Bolland, Einspruch, Farr and Friedman for serving on a special committee appointed by the Board of Directors to oversee the sale of the Company's Aviation and Entertainment businesses. The foregoing awards were based on the average of the high and low sale prices of Ogden common stock on December 22, 1999 ($11.781 per share).

    In recognition of the special role that Mr. Farr is performing as Ogden's Chairman of the Board, the Board of Directors has authorized a special compensation package for Mr. Farr (in addition to the options granted to him on October 28, 1999) that will apply only during the period of time in which he is serving in his special role. The compensation package provides for a monthly retainer of $35,000, payable 50% in cash and 50% in restricted stock at the end of each quarter, commencing during the first quarter of 2000 and is subject to review by the Compensation Committee on a quarterly basis. During this period of time Mr. Farr will not be paid any director or committee retainer or meeting fees.

SECURITY OWNERSHIP BY MANAGEMENT

    Information about the common stock beneficially owned as of March 31, 2000 by each nominee, each director, each executive officer named in the summary compensation table and all directors and executive officers of Ogden as a group is set forth as follows:

                                                                 AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP (1)(2)
------------------------                                      ---------------------------
David Abshire...............................................              27,218(3)(7)
Anthony J. Bolland..........................................              28,994(3)(7)
Lynde H. Coit...............................................             158,665(5)
Raymond E. Dombrowski, Jr...................................              22,500(5)
Norman G. Einspruch.........................................              40,880(3)(7)
George L. Farr..............................................              14,000(3)(7)
Jeffrey F. Friedman.........................................              26,846(3)(7)
David L. Hahn...............................................             108,350(4)
Attallah Kappas.............................................              39,930(3)(7)
Scott G. Mackin.............................................             409,400(5)
Judith D. Moyers............................................              33,967(3)(7)
Homer A. Neal...............................................              27,725(3)(7)
Robert E. Smith.............................................              28,121(3)(7)

                                                                 AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP (1)(2)
------------------------                                      ---------------------------
Bruce W. Stone..............................................             155,317(5)
Joseph A. Tato..............................................                   0
Helmut Volcker..............................................              29,130(3)(7)
Robert R. Womack............................................               5,000
All executive officers and directors as a group
  (24 persons) including those named above..................           1,156,043(6)

------------------------------

(1) Except as otherwise noted each individual owns all shares directly and has sole investment and voting power with respect to all shares. No officer or director owns shares of Ogden Series A Preferred Stock.

(2) The beneficial ownership of each individual is less than 1.0% of the class.

(3) Includes, 20,000 shares for Dr. Volcker; 20,000 shares for Dr. Kappas 10,000 shares for Mr. Friedman; 5,000 shares for Mr. Farr; 5,000 shares for Mr. Bolland and 25,000 shares for each of Messrs. Abshire, Einspruch, Neal, Smith and Ms. Moyers subject to stock options which are exercisable within 60 days of March 31, 2000. Also includes: 2,735 shares held by Dr. Einspruch in a Keogh Plan; 100 shares held by Dr. Neal jointly with his wife over which Dr. Neal has shared voting and investment authority with his wife; and 12,000 shares held by Mr. Friedman in an IRA.

(4) Includes 98,000 shares subject to stock options which are exercisable within 60 days of March 31, 2000. Does not include 700 shares held by his wife.
    Mr. Hahn has neither investment nor voting power with respect to the shares held by his wife and disclaims any beneficial interest of such shares.

(5) Includes 150,000 shares for Mr. Coit; 10,000 shares for Mr. Dombrowski; 363,000 shares for Mr. Mackin; and 125,000 shares for Mr. Stone subject to stock options which are exercisable within 60 days of March 1, 2000.

(6) Includes 1,254,218 shares subject to stock options which are exercisable and restricted stock which becomes vested within 60 days of March 31, 2000.

(7) Includes: 1,930 shares, 3,994 shares, 4,440 shares, 4,440 shares, 1,930 shares, 2,000 shares, 2,121 shares, 2,121 shares, 1,930 shares, and 2,312 shares of restricted stock awarded to Messrs. Abshire, Bolland, Einspruch, Friedman, Kappas, Farr, Neal, Smith, Volcker and Ms. Moyers, respectively, which become fully vested within 60 days of March 31, 2000.

VOTE REQUIRED

    Election of directors is by a plurality vote. Accordingly, the four persons nominated in accordance with Ogden's by laws who receive the greatest number of affirmative votes will be elected.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL FOUR NOMINEES NAMED ABOVE AS DIRECTORS--PROPOSAL NUMBER (1)

APPROVAL OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN--
  PROPOSAL NUMBER (2)

PROPOSED ACTION

    The Ogden Board of Directors is proposing to establish and maintain the Executive Performance Incentive Plan (the "Incentive Plan") which will provide for annual incentive payments to Ogden's Chief Executive Officer ("CEO") and certain key executives. The Incentive Plan will supersede the existing CEO Formula Bonus Plan. The Incentive Plan is designed to provide for a direct correspondence between performance and compensation for Ogden executives and to qualify certain components of compensation paid to Ogden's key executives for the tax deductibility exception under Section 162(m) of the Code while maintaining a degree of flexibility in the amount of incentive compensation paid to such individuals. The Ogden Board of Directors has adopted the Incentive Plan, subject to stockholder approval.

    Section 162(m) of the Code generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. Ogden intends to structure awards under the Incentive Plan so that compensation resulting therefrom would be qualified "performance based compensation" eligible for continued deductibility with stockholder approval. To allow Ogden to so qualify for such compensation and to preserve the tax deductibility of such compensation, Ogden is seeking approval of the Incentive Plan and the material terms of performance goals applicable to the Incentive Plan. The complete text of the Incentive Plan is attached hereto as Schedule A and reference is made to such Annex for a complete statement of the provisions of the Incentive Plan.

    No individual may receive for any fiscal year an amount under the Incentive Plan which exceeds $4,000,000.

PLAN ADMINISTRATION

    The Incentive Plan will be administered by the Compensation Committee which is intended to consist entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Code. The Compensation Committee will select the key executives who will receive awards, the target pay-out level and the performance targets. The Compensation Committee will certify the level of attainment of performance targets.

DESCRIPTION OF PROPOSAL

    Participants in the Incentive Plan will be eligible to receive an annual cash performance award based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each fiscal year by the Compensation Committee. The performance award will be payable as soon as administratively feasible following the end of the fiscal year with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained. Performance awards will generally be payable in cash, but may be payable, in the sole discretion of the Compensation Committee, in restricted stock under the terms of Ogden 1999 Stock Incentive Plan, amended and restated as of January 1, 2000. A participant and Ogden may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the fiscal year to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will increase or decrease (between the date on which it is credited to any deferred compensation program and the payment date) based on an earnings factor elected by the participant from such options offered by the deferred compensation program and set forth in writing prior to the deferral which will be based either on a reasonable rate of interest or on one more predetermined actual investments such that the amount payable at the end of the deferral period shall be based on the actual rate of return of a specific investment.

    Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following criteria: (i) profits, market share, revenues, income before income taxes and extraordinary income, net income earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits and/or after-tax or pre-tax profits from continuing operations; (iii) operational cash flow or cash generation targets; (iv) level of, reduction of, or other specified objectives with regard to Ogden's bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and stockholder returns; (viii) economic value added targets; (ix) fair market value of the shares of Common Stock; and (x) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of Ogden (or subsidiary, division or other operational unit of Ogden) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

    For the 2000 fiscal year, the Compensation Committee has established that the payments under the Incentive Plan will be based on the achievement of positive net Ogden Energy earnings before interest and taxes resulting from continuing operations (excluding the results of Ogden Environmental and Energy Services, corporate overhead and interest on corporate level debt) ("Energy EBIT").

TERM AND AMENDMENT OF THE INCENTIVE PLAN

    The Incentive Plan, if approved by stockholders, will be effective as of January 1, 2000 for all fiscal years commencing on or after that date. The Incentive Plan may be amended or discontinued by the Ogden Board of Directors at any time. However, stockholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any fiscal year above the award limits outlined above and specified in the Incentive Plan, materially alters the business criteria on which performance goals are based, increases the maximum annual measuring factor for deferred amounts, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m).

    The Incentive Plan is not subject to any of the requirements of ERISA nor is it intended to be qualified under Section 401(a) of the Code.

PLAN AWARDS

    It is anticipated that only Ogden's CEO will be eligible to receive awards under the Incentive Plan for the 2000 fiscal year. This award may range from 0% to 200% of the CEO's annual salary rate for 2000 depending upon Ogden's achievement of the performance goals established by the Compensation Committee. For the 2000 fiscal year, the maximum award which can be paid from the Incentive Plan shall be equal to 2% of Energy EBIT, subject to reduction at the Compensation Committee's discretion.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at this Annual Meeting, in person or by proxy, and entitled to vote will be required for the approval of the Incentive Plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NUMBER (2).

APPROVAL OF AMENDED AND RESTATED OGDEN 1999 STOCK INCENTIVE PLAN--
  PROPOSAL NUMBER (3)

PROPOSED ACTION

    The Ogden Board of Directors maintains the Ogden Corporation 1999 Stock Option Plan in order to provide a means by which employees and certain directors responsible for significant contributions to Ogden's business may be given an opportunity to purchase shares of Ogden common stock. The 1999 Stock Option Plan has been amended and restated, effective as of January 1, 2000, to change the name of the plan to the "1999 Stock Incentive Plan" and to authorize grants of restricted stock to Ogden's employees (the "Restated Plan"). The Board of Directors believes that the growth and success of Ogden, which is provided by the awards permitted under the Restated Plan, provides such key individuals with an incentive to continue to energetically apply their talents within Ogden and further align the interests of such individuals with the interests of Ogden's stockholders. Accordingly, on March 13, 2000, Ogden's Board of Directors and the Compensation Committee of the Board of Directors adopted the Restated Plan, subject to stockholder approval.

    The Amendments made to the Restated Plan effective January 1, 2000, shall not be effective in the event that the Amendments to the Restated Plan are not approved by the stockholders at Ogden's 2000 Annual Meeting of Stockholders and the Restated Plan in effect immediately prior to January 1, 2000 shall continue in full force and effect.

DESCRIPTION OF PROPOSAL

    The Board of Directors believes that the proposed Restated Plan satisfies the objective of attracting, retaining, and motivating employees to give their best efforts and ability to Ogden.

    The key provisions of the Restated Plan are briefly summarized below, after taking into account the amendments to the Plan which reflect the addition of restricted stock awards. The complete text of the Restated Plan is attached hereto as Schedule B and reference is made to such Annex for a complete statement of the provisions of the Restated Plan.

(1) Type of awards: The Restated Plan would enable Ogden to grant "non-qualified options," incentive stock options, limited stock appreciation rights ("LSARs"), performance-based cash awards and restricted stock (collectively, the "Awards").

(2) Number of Shares: The aggregate maximum number of shares for which Awards may be issued under the Restated Plan will be 4,000,000 shares of Ogden's common stock, subject to antidilution adjustments in the event of any changes in Ogden's capitalization, stock dividends, splits, spin-offs, mergers, etc. Of this 4,000,000, no more than 1,000,000 shares of common stock may be awarded in the form of restricted stock. Other than with regard to incentive stock options, the number of shares that may be delivered under the Restated Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause Ogden to withhold from the shares of common stock otherwise deliverable to him or her upon the exercise of an Award or shares of common stock in payment of all or a portion of his or her withholding obligation arising from such exercise. If an LSAR is granted in tandem with a stock option, such grant will only apply once against the maximum number of shares of common stock which may be delivered to participants or granted under the plan. If any shares of restricted stock awarded under the Restated Plan are forfeited or repurchased by Ogden for any reason, the number of forfeited or repurchased shares of restricted stock will again be available for the purposes of Awards under the Restated Plan.

(3) Administration: The Restated Plan is administered by a committee or subcommittee of the Board of Directors (the "Committee") which consists of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3 and, to the extent required by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), an "outside director" as defined under section 162(m) of the Code. Currently, the Compensation Committee appointed by the Ogden Board of Directors serves as the Committee. With regard to grants of non-qualified stock options to non-employee directors, the Board of Directors serves as the Committee. The Committee has discretion to determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals and other earnout and/or vesting contingencies and acceleration provisions, to adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees), to delegate administrative responsibilities as well as to construe and interpret the terms of the Restated Plan and any agreements evidencing Awards granted thereunder.

(4) Eligibility: Participants in the Restated Plan will be selected by the Committee, in its sole discretion, from among the non-employee directors of Ogden and employees of Ogden, its subsidiary corporations or parent corporations, if any (as defined under Section 424 of the Code). Participants will be selected on the basis of demonstrated ability to contribute substantially to the success of Ogden. The Committee will determine the identity and the number, of participants under the Restated Plan. Awards may also be granted to employees of a corporation which has been acquired by Ogden or a subsidiary, who hold options with respect to, the stock of such acquired corporation, which options Ogden or a subsidiary has agreed to assume.

(5) Effective Date of the Restated Plan: The 1999 Stock Option Plan originally became effective on May 20, 1999; the Restated Plan is effective as of January 1, 2000, subject to the approval of Ogden's stockholders.

(6) Expiration, Amendment and Termination of the Restated Plan: The Restated Plan may be amended, modified or terminated at any time by the Board of Directors, except that no amendment or termination may, without the participant's consent, adversely, affect any then outstanding Award under the Restated Plan. Awards may not be granted pursuant to the Restated Plan after May 19, 2009. The Board of Directors may not, without further approval of Ogden's stockholders, in accordance with the laws of the State of Delaware, solely to the extent required by the applicable provisions of Rule 16b-3, section 162(m) or 422 of the Code, or the rules of any applicable exchange: (i) increase the aggregate number of shares as to which Awards may be granted under the plan (as adjusted); (ii) increase the minimum individual participant share limitations; (iii) increase the maximum cash payment; (iv) materially alter the performance criteria; (v) extend the maximum option period; (vi) change the class of persons eligible to participate in the plan; or (vii) change the manner of determining stock option prices.

(7) Term of Option: All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of Ogden, its subsidiary corporations or its parent corporations).

(8) Option Price: The exercise price for each stock option issued under the Restated Plan shall not be less than 100% of the fair market value (as defined in the Restated Plan) of the common stock on the date the option is granted. In the case of the grant of an incentive stock option to an optionee who owns more than 10% of the total combined voting power of all classes of stock of Ogden, its subsidiary corporations or its parent corporations, the option price of such option shall be at least 110% of the fair market value of the common stock on the date the option is granted.

(9) Maximum Grant: In any calendar year, the aggregate fair market value of the shares (as determined at the time the option is granted) for which all incentive stock options held by an optionee are exercisable for the first time in such calendar year may not exceed $100,000. No participant other than a nonemployee director shall be granted stock options and/or LSARs during any calendar year to purchase more than an aggregate of 500,000 shares of common stock (subject to antidilution adjustments), and no nonemployee director shall be granted stock options and/or LSARs during any calendar year to purchase more than an aggregate of 2,500 shares of common stock (subject to antidilution adjustments). No participant eligible to receive restricted stock shall be awarded, during any calendar year, more than 500,000 shares of restricted stock (subject to antidilution adjustments) for which the grant of such Award or the lapse of the relevant restriction period is subject to the attainment of performance goals. There are no annual individual share limitations on restricted stock for which the grant of such Award or the lapse of the relevant restriction period is not based on or conditioned upon the attainment of performance goals. No nonemployee director shall be awarded shares of restricted stock under the Restated Plan.

(10) Payment: The issuance of shares of common stock to the participant upon exercise of any option shall be contingent upon receipt by Ogden of a personal, certified or bank check or the equivalent thereof acceptable to Ogden in an amount equal to the full option price of the shares being purchased and an amount sufficient to cover all amounts required to be withheld by Ogden under applicable tax law. The Committee may authorize Ogden to extend a loan to a participant to assist in funding the exercise price with respect to any Award and/or the tax withholding amount or to assist in the purchase of shares of Ogden's common stock on the open market. Proceeds received by Ogden from optioned shares will be used by Ogden for general corporate purposes.

(11) LSARs: The Committee may grant an LSAR, which is a right granted in tandem with a related stock option, to receive a payment in cash equal to the excess of the aggregate price (as described herein) at the time specified below of a specified number of shares of common stock over the aggregate exercise price of the related stock option being exercised. An LSAR may be exercisable only upon the occurrence of a change in control (as defined in the Restated Plan) and only in the alternative to exercise of its related stock option. The exercise of an LSAR relating to a non-qualified stock option with respect to any number of shares of common stock entitles the participant to a cash payment, for each share, equal to the excess of
    (i) the greatest of (A) the highest price per share of common stock paid in the change in control in connection with which such LSAR became exercisable,
    (B) the fair market value of a share of common stock on the date of such change in control and (C) the fair market value of a share of common stock on the effective date of such exercise over (ii) the exercise price of the related stock option. The exercise of an LSAR relating to an incentive stock option with respect to any number of shares of common stock entitles the participant to a cash payment, for each such share, equal to the excess of
    (i) the fair market value of a share of common stock on the effective date of such exercise over (ii) the exercise price of the related stock option. An LSAR will be exercisable only during the 90-day period following a change in control, provided that the stock option to which it relates is exercisable.

(12) Cash Awards:

    (a) The Committee may grant a cash award, which is a right denominated in cash or cash units to receive a cash payment, based upon the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee determines. The Committee may specify a targeted performance awarded for a participant. The individual target award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the plan), or an amount determined pursuant to an objective formula or standard. At the time the performance goals are established, the Committee will prescribe a formula to determine the percentages of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. The maximum cash award that may be granted to any one individual in any calendar year shall be $3,000,000.

    (b) Cash awards granted to "covered employees" under Section 162(m)(3) of the Code (generally, the chief executive officer and the four other most highly compensated executive officers) are intended to satisfy
       Section 162(m) of the Code. This section generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to a covered employee, unless such compensation is performance-based and the material terms of the performance goals are approved by stockholders. Section 162(m) requires that the performance goals are based on objective criteria. Under the Restated Plan, these performance goals will be based on one or more of the following criteria with regard to Ogden (or any subsidiary corporation, parent corporation, division, or other operational unit of Ogden): (i) profits, market share, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operations or a combination of any or all of the foregoing;
       (ii) after-tax or pre-tax profits, or a break-even; (iii) operational cash flow or cash generation targets; (iv) level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Ogden's bank debt or other long-term or short-term public or private debt or other similar financial obligations of Ogden; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and stockholder returns; (viii) economic value added targets; (ix) fair market value of the shares of Ogden's common stock; and (x) the growth in the value of an investment in Ogden's common stock assuming the reinvestment of dividends. With respect to all participants but solely to the extent permitted under the Code with respect to "covered employees," the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

(13) Restricted Stock:

    (a) The Committee may grant restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are employees of Ogden, any subsidiary or parent company (if any). Unless otherwise determined by the Committee at grant or thereafter, upon a participant's termination of employment for any reason during the relevant restriction period, all restricted stock subject to restriction will be forfeited.

    (b) Upon the award of restricted stock, the participant has all rights of a stockholder with respect to the shares, including the right to receive any dividends, the right to vote such shares, and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant's restricted stock agreement. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable restriction period. The Committee may fix a purchase price (if any) of restricted stock.

    (c) Recipients of restricted stock are required to enter into a restricted stock agreement which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such Award.

    (d) Awards of restricted stock are intended to satisfy section 162(m) of the Code. Under the Restated Plan, an Award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to Ogden (or any subsidiary corporation, parent corporation, division, or other operational unit of Ogden) as described above under
       Section 12 with respect to cash awards.

(14) General Provisions:

    (a) The Restated Plan provides that the Committee may adjust the number of shares of common stock available to be issued under the plan, the number of shares subject to outstanding Awards and the exercise prices of outstanding awards upon a change in the capitalization of Ogden, a stock dividend or split, a merger, spin-off, or combination of shares and certain other similar events. In the event of such adjustment or a change in control, the Restated Plan also permits the Committee to determine whether outstanding Awards and/or a portion of the plan should be assumed and converted by a participant's new employer following such event, provided that certain criteria are met.

    (b) In the event of a change in control each outstanding Award of stock options and LSARs shall become fully vested and exercisable. Except as otherwise provided by the Committee in the agreement awarding restricted stock, the restrictions to which any shares of restricted stock are subject will lapse as if the applicable restriction period had ended upon the change in control.

(15) Federal Income Tax Consequences of Stock Options:

    The following discussion of the federal income tax consequences of the granting and exercise of stock options under the Restated Plan, and the sale of common stock acquired as a result thereof is based on an analysis of the Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

NON-QUALIFIED STOCK OPTIONS:

    No taxable income will be recognized by a participant at the time a non-qualified stock option is granted to him or her.

    Ordinary compensation income will be recognized by a participant at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the optionee over the exercise price for such shares. Other than with regard to non-employee directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Code and Ogden will require the participant to make suitable arrangements to ensure that the participant remits to Ogden an amount sufficient to satisfy all tax withholding requirements.

    Ogden will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) described herein.

    Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

INCENTIVE STOCK OPTIONS:

    Neither the grant nor, provided the holding periods described below are satisfied, the exercise of an incentive stock option will result in taxable income, to a participant or a tax deduction for Ogden. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

    If the applicable holding periods described below are satisfied, the sale of shares of common stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to Ogden. To receive the foregoing incentive stock option tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following the date the incentive stock option is granted and for one year following the date of the exercise of the incentive stock option. In addition, a participant generally must be an employee of Ogden (or a subsidiary corporation or parent corporation of Ogden) at all times between the date of grant and the date three months before exercise of the option.

    If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, Ogden will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) described herein.

STOCK OPTIONS GENERALLY:

    The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options: (i) any officers and directors of Ogden subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of Ogden is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Stock options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period and the plan under which the options are granted is approved by shareholders and is administered by a compensation committee comprised of outside directors. The Restated Plan is intended to satisfy these requirements with respect to stock options.

    During 1999 the Committee granted an aggregate of 1,931,400 option awards under the Restated Plan to certain key employees and 161,000 option awards to non-employee directors. The foregoing includes 622,000 option awards to current executive officers and 490,000 option awards for Mr. Mackin and 55,000 option awards for Mr. Stone. All option awards vest at the rate of 33.3% each year and granted at an exercise price of not less than the average of the high and low price of the Ogden common stock on the day of grant. No determination has been made with respect to future recipients Awards under the Restated Plan, and, because further Awards will likely be based upon prospective factors, it is not currently possible to specify the names or positions of the individuals to whom Awards may be granted, or the number of shares or other amounts, within the limitations of the Restated Plan, to be covered by Awards to be granted in the future. The closing price of Ogden's common stock on April 28, 2000 was $9 13/16 per share.

    The Board of Directors believes that the proposed 1999 Stock Incentive Plan, as amended and restated effective as of January 1, 2000, will satisfy the objectives of attracting and retaining persons of ability as employees and members of the Board of Directors and motivating them to exert their best efforts on behalf of Ogden and its subsidiary corporations.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at this Annual Meeting, in person or by proxy, and entitled to vote will be required for the approval of the Ogden Corporation 1999 Stock Incentive Plan, as amended and restated effective as of January 1, 2000.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NUMBER (3).

SHAREHOLDER PROPOSAL--PROPOSAL NUMBER (4)

    Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, an Ogden shareholder who has been the beneficial owner of shares of Ogden Common Stock with a market value of at least $2,000 and has held such shares continuously for at least one year, and has advised he intends to maintain such ownership through the date of the 2000 annual shareholders meeting, has submitted the following resolution and supporting statement for inclusion in this Proxy Statement and will cause the resolution to be introduced at the annual shareholders meeting:

MAXIMIZE VALUE RESOLUTION

    RESOLVED: that the shareholders of Ogden Corporation urge the Ogden Corporation Board of Directors to arrange for the prompt sale of Ogden Corporation to the highest bidder.

SUPPORTING STATEMENT

    The purpose of the Maximize Value Resolution is to give all Ogden Corporation shareholders the opportunity to send a message to the Ogden Corporation Board that they support the prompt sale of Ogden Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the Board the displeasure felt by the shareholders of the financial performance of the company over many years and the drastic action that should be taken. Even if it is approved by the majority of the Ogden Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Ogden Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

    The prompt auction of Ogden Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

    The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION

BOARD OF DIRECTORS' REASONS FOR OPPOSING THE PROPOSAL

    The Board of Directors recommends a vote against this proposal. The Board believes that it is important that the Board retain the discretion granted it under Delaware law to determine the businesses in which the Company engages, and the time of any dispositions it believes are appropriate. By retaining this discretion, the Board believes it is best able to maximize shareholder value.

    In the past year, the Board has utilized its discretion to make changes to Ogden's businesses that it views as appropriate to increase shareholder value. On September 17, 1999, Ogden announced that following an evaluation of Ogden's businesses and its previously announced intention to spin-off the Aviation and Entertainment businesses, the Board had determined to restructure the business of Ogden by focussing exclusively on the Energy business and disposing of other businesses by sale. Goldman Sachs & Company was retained as Ogden's advisor in connection with the sales of the Aviation and Entertainment businesses.

    To date, Ogden has entered into definitive agreements for the sale of its themed attractions and water park business and a substantial portion of its food and beverage concession and venue management business. It is currently seeking purchasers for its Aviation business and has received preliminary bids. In addition, Ogden has entered into definitive agreements for the sale of certain of its airport privatizations and other Aviation and Entertainment related businesses. Ogden is also proceeding to close its New York offices and transfer its headquarters to the Ogden Energy Group, Inc. offices in Fairfield, New Jersey.

    The Board believes that focusing on the Energy business will permit Ogden to direct all of its efforts into a growth industry in which it has proven capabilities. The Board also believes that this will benefit shareholders by permitting Ogden to accelerate its future growth and attain more predictable earnings. Accordingly, the Board believes that its strategy of disposing at sale of Ogden's non-Energy businesses and focusing on the Energy business in the future is in the best interests of shareholders.

    The Board is aware of its fiduciary duties and will evaluate any proposal it receives in the context of its evaluation of the best interests of Ogden and its shareholders. However, the Board believes that this proposal, if approved, would change Ogden's strategy and restrict the Board's discretion to determine Ogden's business in a manner which is inimical to the best interests of shareholders.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the votes cast at this Annual Meeting, in person or by Proxy, and entitled to vote will be required for approval of Proposal Number (4).

RECOMMENDATION

THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL NUMBER (4)

RATIFICATION OF AUDITORS--PROPOSAL NUMBER (5)

PROPOSED ACTION

    Shareholders are requested to ratify the continued appointment of Deloitte & Touche LLP as auditors of Ogden and its subsidiaries for the year 2000. A representative of Deloitte & Touche LLP is expected to be present at this Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

DESCRIPTION OF PROPOSAL

    Deloitte & Touche LLP has been Ogden's auditors since 1951. Audit and other services rendered by Deloitte & Touche LLP for the fiscal year ended
December 31, 1999, in addition to the audit of the consolidated financial statements, included: review of financial and related information that is to be included in filings with the Securities and Exchange Commission; consultation during the year on matters related to accounting and financial reporting; audits of financial statements of certain subsidiary companies; audits of employee benefit plans contained in filings required pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); consulting services; and meeting with Ogden's Audit Committee on matters related to the audit. Although Ogden is not required to submit the selection of auditors to the shareholders for ratification, it has elected to do so. In the event such selection is not ratified, Ogden would consider the selection of other auditors for fiscal years after 2000. However, it would not be possible to replace Deloitte & Touche LLP as auditors for the 2000 fiscal year without significant disruption of Ogden's business.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the votes present at this Annual Meeting in person or by proxy, and entitled to vote will be required to approve the continued appointment of Deloitte & Touche LLP as auditors of Ogden and its subsidiaries for the year 2000.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NUMBER
  (5)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of Ogden's Compensation Committee are Judith D. Moyers, Chairman; Norman G. Einspruch; and Jeffrey F. Friedman. All of the foregoing members are "non-employee directors" (within the meaning of revised Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended) and "outside directors" (within the meaning of Section 162(m) of the
Code) of Ogden who are not employees or members of management of Ogden or any of its subsidiaries.

    The Compensation Committee Report on Executive Compensation and the graph which follows shall not be deemed to be incorporated by reference into any filing made by Ogden under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent Ogden incorporates such report and graph by specific reference.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

PHILOSOPHY

    The Company's Compensation Committee (the "Committee") of the Board of Directors is responsible for developing the Company's executive compensation philosophy. In addition, the Committee administers the compensation program with respect to the Company's Chief Executive Officer ("CEO") and other senior executive officers.

    The primary goal of the Company's compensation philosophy is to establish incentives which encourage and reward the creation of shareholder value. This "pay-for-performance" principle permeates all elements of the Company's compensation program, which is designed to align executives' financial interests with those of our shareholders. The Company seeks to reward exceptional performers--those individuals whose job performance clearly exceeds expectations and is consistent with the Company's financial goals and corporate values--with a total compensation package targeted at the 75(th) percentile of total compensation offered by our competitors.

    As part of our competitive review process and to facilitate the Committee's effort to shift the Company's direct compensation mix towards greater emphasis on long-term compensation, in 1999, the Committee retained the services of outside compensation consultants. These consultants have reviewed our annual and long-term programs and will assist the Committee in developing and implementing an ongoing compensation program consistent with the needs of the Company and its shareholders. The primary elements of the Company's current compensation arrangements are discussed below.

BASE SALARY

    The Company targets base salary levels to attract, motivate and retain talented executives who demonstrate the personal and professional qualities required to succeed in the Company's entrepreneurial culture and who meet or exceed our goals and standards for exceptional performance. As the Company implements a shift in direct compensation mix towards greater utilization of long-term compensation, it is expected that while base salary will remain competitive, it will comprise a smaller proportion of the total compensation received by executive officers.

ANNUAL INCENTIVE

    The Company's annual incentive bonus payments are designed to be highly variable based on the achievement of relevant quantitative and qualitative criteria established by the Committee, which may vary from year to year. Historically, annual incentive awards have been based upon any or all of the following elements: earnings-per-share, business unit operating income and attainment of team and individual goals. The Committee believes that annual incentive bonuses reinforce the Company's pay-for- performance philosophy and it intends to continue rewarding individuals whose performance contributes to achieving the Company's strategic and financial objectives. Payment of annual incentive awards attributable to1999 performance is payable 75% in cash and 25% in restricted stock.

LONG-TERM INCENTIVES

    The Committee believes that creation of shareholder value is best facilitated through clear and uncomplicated long-term incentives. Accordingly, the Company grants stock options to encourage equity ownership and to align executives' and shareholders' interests. Historically, stock options have been granted periodically to executives to reflect the Company's recognition of expanded individual roles and job responsibilities or to readjust the total direct compensation mix received by an executive. As part of its effort to better align executives' and shareholders' incentives, the Company will grant options annually. These grants will vest over a three-year period which is typical of the vesting schedule used by our competitors. Option awards will be concentrated among those executives who the Company believes have the greatest potential to substantially increase shareholder value. Annual grant size will reflect a variety of factors, including corporate performance during the most recent operating period, overall compensation levels for comparable positions in the competitive market, consideration of a given individual's importance in implementing our long-term strategic plan, an evaluation of individual performance and previous option grants.

    With the assistance of its outside compensation consultants, the Company regularly compares its executives' compensation levels with other similarly-sized companies in the markets in which the Company operates. To attract and retain high caliber executives, the Company targets its executives' total compensation opportunity at approximately the 75th percentile of these markets. Actual compensation levels may be lower than the 75(th) percentile depending upon individual performance, achievement of business unit goals, the Company's results of operations, and actual shareholder returns realized.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

    In assessing competitors' compensation levels and practices, the Committee reviews data covering each of the industries within which the Company competes as well as general industry data. The Committee set Mr. Ablon's base salary for 1999 at $1,000,000, unchanged from 1998. For 1999, Mr. Ablon's target annual incentive opportunity was 100% of his base salary. Mr. Ablon resigned from his position as Chief Executive Officer on September 16, 1999. Accordingly,
Mr. Ablon received no annual incentive payment for the 1999 operating period. However, in December 1999, the Company agreed to make certain payments to Mr. Ablon in settlement of employment-related claims brought by Mr. Ablon against the Company. (For a discussion of these payments to be made to Mr. Ablon by the Company, see the "Legal Proceedings" section of this Proxy Statement.)

    On September 16, 1999, Mr. Mackin, previously an Executive Vice President of the Company and President and Chief Operating Officer of Ogden Energy
Group, Inc., was named as the Company's President and Chief Executive Officer. Consistent with the Company's pay-for-performance compensation philosophy and the desire to align Mr. Mackin's incentives with those of the Company's shareholders, Mr. Mackin's base salary was set at $600,000 per annum, his target annual incentive bonus was set at 100% of his base salary and he was made a front-loaded grant of 450,000 stock options with the following exercise prices:
150,000 equal to the fair market value of the Company's stock on the grant date ("FMV"), 150,000 at 125% of FMV, and 150,000 at 150% of FMV.

CEO BONUS PLAN--1999 PERFORMANCE--The CEO Bonus Plan adopted by the Committee and approved by shareholders in 1994 sets forth a Target Bonus which can be earned by Mr. Ablon based upon the Pre-Tax Return on Equity (ROE) Performance Level achieved for each calendar year. The bonus actually earned can vary based upon the degree to which performance goals are achieved. For 1999, Mr. Ablon's target bonus was $1,000,000. However, due to Mr. Ablon's resignation, no bonus was due him pursuant to this plan. For 1999, Mr. Mackin received a bonus equal to his target of $600,000, which was determined based upon the Committee's review of the Company's performance as well as Mr. Mackin's performance both as President and Chief Operating Officer of Ogden Energy Group, Inc. and as the Company's Chief Executive Officer during the latter part of 1999.

POLICY REGARDING DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company's policy regarding deductibility of executive pay in excess of $1 million is to preserve the tax deductibility of such amounts by having annual incentive bonuses for executives and stock options qualified as performance-based compensation under the IRS rules. The 1994 Bonus Plan, as amended, and the Company's 1999 Stock Option Plan, both of which were adopted by the Committee and the Board, and approved by shareholders, constitute the largest elements of the Company's senior executives' compensation packages. The Committee acknowledges that there may be certain non-cash "imputed income" items and certain non-incentive designed plans such as the Ogden Restricted Stock Plan, which may cause pay to exceed $1 million in any year. This policy does not contemplate restricting the Committee from using discretionary business judgment as it determines appropriate.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Judith Davidson Moyers, Chairman
Norman G. Einspruch
Jeffrey F. Friedman

    The graph below compares the cumulative total shareholder return on Ogden's common shares for the last five fiscal years with the cumulative total shareholder return on the S&P 500 Index and the S&P Midcap 400 Index over the same period, assuming the investment of $100 in Ogden common shares and the reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    OGDEN CORP., S&P 500 AND S&P MIDCAP 400

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      OGDEN CORP.  S&P 500  S&P MIDCAP 400
1994          100      100             100
1995       120.67   137.58          130.69
1996       114.32   169.17           155.6
1997       177.11  225.600           205.4
1998       165.33   290.08          244.23
1999        82.87   351.12          279.73

------------------------

NOTES:

    Assumes that the value of the investment in the company's Common stock, and each index, was $100 on December 30, 1994, and that all dividends were reinvested.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the aggregate cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to each CEO of Ogden and each of Ogden's four other most highly compensated executive officers whose salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION (1)                   LONG TERM COMPENSATION
                                   ----------------------------------------------------  --------------------------
                                                                                            AWARDS
                                                                                          SECURITIES
                                                                                          UNDERLYING
                                                                           OTHER ANNUAL    OPTIONS/     ALL OTHER
                                                                           COMPENSATION  LIMITED SARS  COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       SALARY        BONUS (5)        (2)           (3)           (4)
---------------------------        --------  ------------    ------------  ------------  ------------  ------------
Scott G. Mackin,.................    1999     $  542,275      $  600,000     $      0        490,000     $      0
President and Chief Executive        1998        517,275         575,000            0              0       97,019
Officer, Ogden, and President and    1997        495,000         450,000            0         50,000       88,156
Chief Executive Officer, Ogden
Energy Group, Inc., a 100% owned
subsidiary of Ogden.(6)

R. Richard Ablon,................    1999     $  730,769(6)   $        0     $159,776              0     $  6,400(6)
former Chairman of the Board,        1998      1,000,000       1,500,000      147,854              0      200,609
President and Chief Executive        1997        800,000       1,000,000      131,639              0      160,840
Officer, Ogden.(6)

Raymond E. Dombrowski, Jr.,......    1999     $  300,000      $  300,000     $      0              0     $  2,667
Senior Vice President and Chief      1998        132,869         110,000            0         50,000            0
Financial Officer, Ogden.(7)

Bruce W. Stone,..................    1999     $  291,059      $  230,000     $      0         55,000     $      0
Executive Vice President and         1998        281,216         225,000            0              0       49,562
Managing Director, Ogden Energy      1997        270,400         209,280      129,095              0       45,988
Group, Inc., a 100% owned
subsidiary of Ogden.

                                                 ANNUAL COMPENSATION (1)                   LONG TERM COMPENSATION
                                   ----------------------------------------------------  --------------------------
                                                                                            AWARDS
                                                                                          SECURITIES
                                                                                          UNDERLYING
                                                                           OTHER ANNUAL    OPTIONS/     ALL OTHER
                                                                           COMPENSATION  LIMITED SARS  COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       SALARY        BONUS (5)        (2)           (3)           (4)
---------------------------        --------  ------------    ------------  ------------  ------------  ------------
David L. Hahn,...................    1999     $  310,500      $   50,000     $ 37,900              0     $  6,400
Senior Vice President, Ogden, and    1998        300,000         250,000            0        100,000       49,763
Executive Vice President and         1997        230,000         200,000            0         30,000       35,224
Chief Operating Officer of Ogden
Aviation Services, Inc., a 100%
owned subsidiary of Ogden.

Lynde H. Coit,...................    1999     $  290,000      $  250,000     $ 11,500              0     $  6,400
Senior Vice President and General    1998        270,000         210,000            0              0       46,720
Counsel, Ogden.                      1997        260,000         190,000       50,715              0       37,565

------------------------------

(1) Includes annual compensation awarded to, earned by or paid to the individual during the last three fiscal years, or any portion thereof, that the named individual served as an executive officer of Ogden.

(2) Amounts in this column represent: (i) interest earned on funds distributed to Messrs. Hahn and Coit which were held in the Ogden Select Savings Plan, a deferred compensation plan, which was terminated during 1999; and (ii) cost of life insurance, car allowance, medical reimbursement, personal use of aircraft and other personal benefits which in the aggregate exceeded the lesser of either $50,000 or 10% of the executive's combined salary and bonus. The only personal benefits exceeding 25% of the total personal benefits reported in 1999 for the listed executive officers was a charge of $125,893 for personal use of the Ogden aircraft by Mr. Ablon.

(3) See "Stock Option Tables--Option/Limited Stock Appreciation Rights Granted in Last Fiscal Year" of this Proxy Statement.

(4) Includes, for the fiscal year ending December 31, 1999, matching contributions in the amount of $6,400 credited to the account balances of each of Messrs. Ablon, Hahn and Coit and to Mr. Dombrowski in the amount of $2,667 under the Ogden 401(k) Plan.

(5) The bonuses of Messrs. Mackin and Stone will be paid 75% in cash and 25% in Ogden restricted stock which will vest at the rate of 50% each year over a period of two years from the date of grant.

(6) Mr. Ablon resigned as Ogden's Chairman, President and Chief Executive Officer on September 16, 1999 (See the "Legal Proceedings" section of this Proxy Statement"). Mr. Mackin was appointed President and Chief Executive Officer and a director on September 16, 1999.

(7) Mr. Dombrowski was appointed Senior Vice President and Chief Financial Officer of Ogden in September 1998.

STOCK OPTION TABLES

    The following table sets forth information with respect to the named executive officers of Ogden concerning the grant of Ogden stock options and limited stock appreciation rights during the fiscal year 1999:

OPTION/LIMITED STOCK APPRECIATION RIGHTS GRANTED IN LAST FISCAL YEAR

                                                              % OF TOTAL OPTIONS/
                                       NUMBER OF SECURITIES      LIMITED STOCK
                                        UNDERLYING OPTION/    APPRECIATION RIGHTS
                                          LIMITED STOCK           GRANTED TO                                      GRANT DATE
                                       APPRECIATION RIGHTS         EMPLOYEES        EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                       GRANTED (1)        IN FISCAL YEAR (2)    PER SHARE (3)       DATE       VALUE(4)
----                                   --------------------   -------------------   --------------   ----------   ----------
Scott G. Mackin......................         40,000                                   $26.7813      1/21/2009     $462,758
                                             150,000                                     10.375      9/29/2009      672,300
                                             150,000                                    12.9688      9/29/2009      627,972
                                             150,000                                    15.5625      9/29/2009      590,426

Bruce W. Stone.......................         27,500                                    11.7813      12/22/2009     139,962
                                              27,500                                    14.7266      12/22/2009     130,695

------------------------------

(1) All options vest at the rate of 33.33% per year over a three year period and expire 10 years from date of grant except the 40,000 shares granted to Mr. Mackin which vest at the rate of 20% per year over a five year period. Each option is accompanied by a limited stock appreciation right which provides that the option becomes immediately exercisable upon a change in control of Ogden, as defined in the Ogden 1990 and 1999 Stock Option Plans.

(2) The 490,000 shares granted to Mr. Mackin and the 55,000 shares granted to Mr. Stone, represented 25.4% and 2.8%, respectively of the total options granted to key employees during 1999.

(3) Mr. Mackin's 40,000 share option was granted at $26.7813 per share, the average of the high and low price of Ogden common stock on the date of grant (the "Fair Market Value"), the 150,000 share option at $10.375 per share was granted at Fair Market Value, the 150,000 share option at $12.9688 per share was granted at 125% of Fair Market Value and the 150,000 share option at $15.5625 per share was granted at 150% of Fair Market Value. The 27,500 share option of Mr. Stone at $11.7813 per share and the 27,500 share option at $14.7266 per share were granted at Fair Market Value and 125% of Fair Market Value, respectively.

(4) The estimated grant date present value was determined by using the Black-Scholes model with the following assumptions: (i) an exercise price of $26.7813, $10.375 and $11.7813 per share, equal to 100% of the Fair Market Value of Ogden common stock on the date of grant, for the 40,000 shares and 150,000 shares granted to Mr. Mackin and the 27,500 shares granted to Mr. Stone, respectively; an exercise price of $12.9688 and $14.7266 per share, equal to 125% of the Fair Market Value of Ogden common stock on the date of grant, for the 150,000 shares granted to Mr. Mackin the 27,500 shares granted to Mr. Stone, respectively; and, an exercise price of $15.562 per share, equal to 150% of the Fair Market Value of Ogden common stock on the date of grant, for the 150,000 shares granted to Mr. Mackin; (ii) stock price volatility of 0.5414;

    (iii) dividend yield of 4.0%; (iv) a 6.46% risk-free rate of return; and
    (v) an option term of 10 years. No adjustments have been made for forfeitures or nontransferability. The ultimate value of the options will depend on the future market price of Ogden common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Ogden's common stock over the exercise price on the date the option is exercised.

    The following table sets forth information with respect to the named executive officers of Ogden concerning the exercise of stock options and limited stock appreciation rights during 1999 and the value of unexercised stock options held as of December 31, 1999.

AGGREGATED OPTION/LIMITED STOCK APPRECIATION RIGHTS EXERCISED IN 1999 AND FISCAL YEAR-END OPTION/ LIMITED STOCK APPRECIATION RIGHTS VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING             VALUE OF UNEXERCISED IN-
                                                                       UNEXERCISED OPTIONS/         THE-MONEY OPTIONS/LSAR
                                           SHARES                         LSAR AT FY-END                 AT FY-END (1)
                                         ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                                      EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                     -----------   ----------   -----------   -------------   -----------   -------------
Scott G. Mackin........................     29,400     $  285,424     345,000        520,000          $0          $196,875
R. Richard Ablon.......................    105,000      1,019,372     975,000              0           0                 0
Raymond E. Dombrowski, Jr..............          0              0      10,000         40,000           0                 0
Bruce W. Stone.........................     25,200        244,649     125,000         55,000           0                 0
David Hahn.............................          0              0      72,000         98,000           0                 0
Lynde H. Coit..........................      6,300         61,162     150,000              0           0                 0

------------------------------

(1) Computed based upon the difference between the exercise price of each option grant and the average of the high and low sale prices of Ogden common stock on the New York Stock Exchange Composite Tape on December 31, 1999 ($11.6875 per share).

OGDEN EXECUTIVE PENSION PLAN

    The Ogden Executive Pension Plan is a non-tax qualified defined benefit plan under which Ogden made annual contributions to the plans trust, as determined by Ogden's actuary, which were deposited with the trustee pursuant to a grantor trust agreement between Ogden and the trustee. Ogden did not have access to or use of the trust assets; however, the assets were subject to the claims of Ogden's general creditors in the event of its insolvency or bankruptcy.

    All of the executive officers listed in the Summary Compensation Table (except Messrs. Mackin and Stone), participated in the Ogden Executive Pension Plan and are entitled to a retirement benefit, subject to certain offsets as described below, equal to 1.5% of the executive's final average compensation for the five consecutive highest paid years out of the executive's last ten years preceding retirement multiplied by the executive's years of service.

    The Ogden Executive Pension Plan was terminated in September 1999 and all assets distributed, pursuant to which Messrs. Ablon, Dombrowski, Hahn and Coit received $1,607,297, $13,549, $186,634 and $151,513, respectively.

OGDEN ENERGY GROUP PENSION PLAN

    Scott G. Mackin and Bruce W. Stone participate in the Ogden Energy Group Pension Plan, a tax-qualified defined benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Under the Energy Group Pension Plan each participant who meets the plan's vesting requirements will be provided with an annual benefit at or after age 65 equal to 1.5% of the participant's average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years immediately preceding his retirement date or termination date during which such average is the highest, multiplied by his total years of service. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation. The relationship of the covered compensation to the annual compensation shown in the Summary Compensation Table would be the Salary and Bonus columns and any car allowance. A plan participant who is at least age 55 and who retires after completion of at least five years of employment receives a benefit equal to the amount he would have received if he had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commences receiving benefits and the date he would have commenced to receive benefits if he had not retired prior to age 65.

    Messrs. Mackin and Stone also participate in the Ogden Energy Group Supplemental Deferred Benefit Plan, a deferred compensation plan which is not qualified for federal income tax purposes. The Energy Group Supplemental Benefit Plan provides that, in the event that the annual retirement benefit of any participant in the Energy Group Pension Plan, determined pursuant to such plan's benefit formula, cannot be paid because of certain limits on annual benefits and contributions imposed by the Code, the amount by which such benefit must be reduced will be paid to the participant from the general assets of the company.

    The following table shows the estimated annual retirement benefits payable in the form of a life annuity at age 65 under the Energy Group Pension Plan and the Energy Group Supplemental Benefit Plan. Mr. Mackin has 13.5 years, and
Mr. Stone has 23.8 years of credited service under the Energy Group Pension Plan as of December 31, 1999 and had annual average earnings for the last five years of $924,636 and $470,039, respectively.

   AVERAGE ANNUAL
    EARNINGS IN 5
     CONSECUTIVE
    HIGHEST PAID
    YEARS OUT OF
    LAST 10 YEARS       ESTIMATED ANNUAL RETIREMENT BENEFITS BASED ON YEARS OF SERVICE
      PRECEDING         ---------------------------------------------------------------
     RETIREMENT            5          10         15         20         25         30
---------------------   --------   --------   --------   --------   --------   --------
      $360,000          $27,000    $54,000    $81,000    $108,000   $135,000   $162,000
       375,000           28,125     56,250     84,375     112,500    140,625    168,750
       400,000           30,000     60,000     90,000     120,000    150,000    180,000
       425,000           31,875     63,750     95,625     127,500    159,375    191,250
       450,000           33,750     67,500    101,250     135,000    168,750    202,500
       500,000           37,500     75,000    112,500     150,000    187,500    225,000
       550,000           41,250     82,500    123,750     165,000    205,250    247,500
       600,000           45,000     90,000    135,000     180,000    225,000    270,000
       625,000           46,875     93,750    140,625     187,500    234,375    281,250
       900,000           67,500    135,000    202,500     270,000    337,500    405,000
       950,000           71,250    142,500    213,750     285,000    356,250    427,500

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

EMPLOYMENT CONTRACTS

(A) Mr. Mackin is employed by Ogden as its Executive Vice President and President and Chief Operating Officer of Ogden Energy Group, Inc., a wholly-owned subsidiary of Ogden, pursuant to an employment agreement dated as of October 1, 1998 for a five-year term commencing October 1, 1998 and continuing through September 30, 2003 and year to year thereafter, subject to the right of either party to terminate the agreement on any September 30 upon at least sixty (60) days prior written notice. The agreement provides for a minimum annual salary in the amount of $517,275, and an annual incentive bonus in such amount as may be determined by the Board of Directors. The agreement also provides that if Mr. Mackin terminates his employment for good reason, including a change-in-control (as defined in the agreement), or if his employment is terminated by

    Ogden for any reason other than for cause (as defined in the agreement) then he is entitled to a lump sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date, and the highest amount of annual bonus payable at any time prior to the termination date and, if applicable, an additional payment equal to the amount of any excise tax imposed on any payments under the agreement (including the additional payment) under the excess parachute payments of the Code.

(B) Mr. Dombrowski is employed by Ogden as its Senior Vice President and Chief Financial Officer pursuant to an employment agreement dated as of September 21, 1998 which continues in effect until terminated by Mr. Dombrowski, by Ogden or by Mr. Dombrowski's death or total disability. His annual salary under the agreement is fixed at a minimum of $300,000 with an annual incentive bonus in such amount as determined by the Board of Directors. Ogden also provides Mr. Dombrowski with access to a company-provided apartment located near Ogden's offices in New York City. The agreement also provides that if Mr. Dombrowski's employment is terminated by Ogden for any reason other than for Cause (as defined in the agreement) or if Mr. Dombrowski terminates employment for good reason, including a change-in-control (as defined in the agreement), then
    Mr. Dombrowski is entitled to a lump sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date, and if applicable, an additional payment equal to the amount of any excise tax imposed on any payments under the agreement (including the additional payment) under the excess parachute payments of the Code.

(C) Mr. Stone is employed by Ogden Energy Group, Inc., an Ogden subsidiary as Executive Vice President for Waste-to-Energy operations and Managing Director pursuant to an employment agreement which became effective as of May 1, 1999 and continues through May 1, 2004, and from year to year thereafter. The annual salary under the agreement is fixed at a minimum of $291,059 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Mr. Stone's employment is terminated by Ogden Energy for any reason other than for cause (as defined in the agreement) or if Mr. Stone terminates employment for good reason, including a change-in-control (as defined in the agreement), then Mr. Stone is entitled to a lump sum cash payment equal to the product of five time his annualized based salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

(D) Mr. Hahn is employed by Ogden as its Senior Vice President, Aviation and as Executive Vice President and Chief Operating Officer of Ogden Aviation Services, Inc., a wholly-owned subsidiary of Ogden, pursuant to an amended employment agreement which became effective as of October 1, 1998 and continues through September 30, 1999, and from year to year thereafter, subject to the right of either party to terminate such employment on September 30, 1999 or any subsequent September 30, upon at least sixty days prior written notice. The annual salary under the agreement is fixed at a minimum of $300,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Mr. Hahn's employment is terminated by Ogden for any reason other than for cause (as defined in the agreement) or if Mr. Hahn terminates employment for good reason, including a change-in-control (as defined in the agreement), then Mr. Hahn is entitled to a lump sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date. At
    Mr. Hahn's option the foregoing amount may be paid to him over a period of five years.

(E) Mr. Coit is employed by Ogden as its Senior Vice President and General Counsel pursuant to an employment agreement dated as of March 1, 1999 which continues in effect until terminated by Mr. Coit, by Ogden or by Mr. Coit's death or total disability. The annual salary under the agreement is fixed at a minimum of $290,000 with an annual incentive bonus in such amount as determined by the Board of Directors. The agreement also provides that if Mr. Coit's employment is terminated by Ogden for any reason other than for cause (as defined in the agreement) or if Mr. Coit terminates employment for good reason, including a change-in-control (as defined in the Agreement), then Mr. Coit is entitled to a lump-sum cash payment equal to the product of five times his base salary at the highest annual rate in effect at any time prior to the termination date and the highest amount of annual bonus payable at any time prior to the termination date.

(F) See "Legal Proceedings" of this Proxy Statement for a description of the suit brought by Mr. Ablon against Ogden alleging that Ogden had breached his Employment Agreement and a description of the terms and conditions of the settlement of the suit between Ogden and Mr. Ablon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    A loan was made by Ogden in 1989 to Lynde H. Coit, Senior Vice President and General Counsel of Ogden, to assist Mr. Coit in the purchase of a home in connection with his relocation. The loan is evidenced by a demand note, bearing interest at the rate of 8% per annum and is secured by a second mortgage on the premises. The maximum amount outstanding under the loan during 1999 was $145,000. As of December 31, 1999, there was an outstanding balance of $145,000.

    A loan was made by Ogden on December 16, 1998 to David L. Hahn, Senior Vice President, Aviation to assist Mr. Hahn in making improvements and additions to his existing home. The loan is evidenced by a promissory note bearing interest at the rate of 7% per annum. The maximum amount outstanding during 1999 under the promissory note was $300,000. As of March 1, 2000, there was an outstanding balance of $300,000, plus accrued interest, under the promissory note.

    The maximum amount outstanding during 1999 pursuant to a loan made by Ogden Energy in 1990 to Bruce W. Stone, an Executive Officer of Ogden, for the purpose of assisting him in the purchase of his home was $96,058. The loan is evidenced by a demand note bearing interest at the rate 8% per annum. As of February 1, 2000, there was an outstanding balance of $76,207.

    On August 6, 1999 Ogden made loans to Messrs. Mackin, Stone and Coit for the purpose of paying the exercise price and withholding taxes in connection with their exercise of Ogden stock options which were expiring on August 9, 1999. All loans are evidenced by demand notes with interest accruing thereon at the short-term applicable federal rate compounded annually. As of March 1, 2000 the outstanding balances for Messrs. Mackin, Stone and Coit was $505,838.04, $436,021.94 and $106,864.80, respectively.

    Robert E. Smith, an Ogden director, is counsel to the law firm of Rosenman & Colin LLP which during 1999 rendered legal services to Ogden principally in the area of litigation management.

    Mr. Tato, a nominee for director, is a member of the New York law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. which rendered services during 1999 to Ogden Energy Group, Inc., an Ogden subsidiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Ogden's directors, officers and persons who beneficially own more than 10% of any class of Ogden's equity securities to file certain reports concerning their beneficial ownership and changes in their beneficial ownership of Ogden's equity securities. Ogden believes that during fiscal 1999 all persons who are required to file reports concerning their beneficial ownership as described above complied with their Section 16(a) filing requirements except the following officers who were late in filing their Form 5 reports concerning the grant of stock options on December 22, 1999: B. Kent Burton, Vice President, William J. Metzger, Vice President and Chief Accounting Officer, Gary D. Perusse, Vice President and Bruce W. Stone, Executive Vice President, Ogden Energy
Group, Inc.

LEGAL PROCEEDINGS

(a) Shareholder Litigation

    On September 22, October 1, and October 12, 1999 complaints (the "Complaints") denominated as class actions (the "Actions") were filed in the United States District Court for the Southern District of New York against the Company, the Company's former Chairman and Chief Executive, R. Richard Ablon, and Robert M. DiGia (incorrectly identified in the Complaints as the Chief Financial Officer and Senior Vice President of the Company). The Complaints, which are largely identical to one another, are brought by alleged shareholders of the Company and purport to assert claims under the federal securities laws. In general, the Complaints allege that the Company and the individual defendants disseminated false and misleading information during the period of March 11, 1999 through September 17, 1999 (the "Class Period") with respect to the Company's intended reorganization plans and its financial condition. The Complaints seek the certification of a class of all purchasers of Ogden Corporation common stock during the Class Period. By order dated December 22, 1999, the Actions have been consolidated for all purposes and lead plaintiffs and lead counsel have been appointed. On February 28, 2000 plaintiffs filed a consolidated amended complaint (the "Amended Complaint"). The Amended Complaint repeats the allegations made in the original complaints and adds new allegations with respect to the timing of the reporting of certain losses experienced by Ogden. In the Amended Complaint Plaintiffs have added Raymond E. Dombrowski, Jr., Ogden's Senior Vice President and Chief Financial Officer as a defendant. There has been no discovery in the Actions. While the Actions are at a very early stage, the Company believes it has meritorious defenses to the allegations made in the Complaints and intends to defend the Actions vigorously. On
April 28, 2000, all defendants filed motion to dismiss the Actions, with prejudice.

(b) Other Litigation

    On November 5, 1999, the Company received a summons and complaint filed in the Supreme Court of the State of New York, brought by R. Richard Ablon, the Company's former Chairman, President and Chief Executive Officer. In general, this complaint alleges that the Company has breached the employment agreement between the Company and Mr. Ablon (the terms of which are described under the Employment Contracts section of this Proxy Statement), and seeks damages in the amount of $12.5 million, plus continuation of pension and certain other benefits valued in such complaint at approximately $10 million.

    In December 1999 a settlement was reached between Ogden and Mr. Ablon whereby Ogden agreed (i) to pay Mr. Ablon an aggregate of $15.0 million between January 3, 2000 and July 3, 2000; (ii) not to assert any offsets to the foregoing payments; (iii) to pay a portion of Mr. Ablon's legal fees in the amount of $50,000; (iv) that the Demand Notes of Mr. Ablon in the amount of $1,816,757 would be forgiven and no interest would be charged or forgiven;
(v) to maintain Mr. Ablon's medical insurance program as currently provided until December 31, 2004 at which time his participation would continue at Mr. Ablon's own cost; (vi) to provide him with $2.0 million of term life insurance until he reaches age 65; and (vii) that Mr. Ablon's obligations under his Employment Agreement would be deemed fulfilled. Mr. Ablon agreed to immediately withdraw his lawsuit by stipulation and without prejudice pending the payment of the $15.0 million on or before July 3, 2000, whereupon the withdrawal will automatically become a withdrawal with prejudice.

OTHER MATTERS

    Ogden has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to any such matters.

    Any proposals of shareholders to be presented at Ogden's Annual Meeting of Shareholders in 2001 must be received at Ogden's principal executive offices, Two Pennsylvania Plaza, New York, New York 10121, Attn: Secretary, not later than January 16, 2001.

                                   SCHEDULE A

                               OGDEN CORPORATION
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.  PURPOSE

    The purpose of this Plan is to attract, retain and motivate key employees by providing cash performance awards to designated key employees of the Company, its Parent and its Subsidiaries. This Plan is effective for the fiscal year of the Company commencing on January 1, 2000 and for fiscal years thereafter, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.

2.  DEFINITIONS

    Unless the context otherwise requires, the words which follow shall have the following meaning:

       (a) "Award"--shall mean the total annual Performance Award as determined under the Plan.

       (b) "Board"--shall mean the Board of Directors of the Company.

       (c) "Change in Control of the Company"--shall have the meaning set forth in the Exhibit A hereto.

       (d) "Code"--shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

       (e) "Code Section 162(m)"--shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

       (f) "Company"--shall mean Ogden Corporation and any successor by merger, consolidation or otherwise.

       (g) "Committee"--shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board all of whose members shall satisfy the requirements to be "outside directors," as defined under Code Section 162(m).

       (h) "Individual Target Award"--shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 5 hereof.

       (i) "Parent"--shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

       (j) "Participant"--shall mean an employee of the Company, the Parent or a Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

       (k) "Performance Award"--shall mean the amount paid or payable under
            Section 6 hereof.

       (l) "Plan"--shall mean this Ogden Corporation Executive Performance Incentive Plan.

       (m) "Plan Year"--shall mean the fiscal year of the Company, or if applicable and determined by the Committee, in its sole discretion, the fiscal year of the applicable subsidiary.

       (n) "Subsidiary"--shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a "Subsidiary" by resolution of the Committee.

3.  ADMINISTRATION AND INTERPRETATION OF THE PLAN

    The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan;
(ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan's administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code
Section 162(m).

    Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code
Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to so comply.

4.  ELIGIBILITY AND PARTICIPATION

    (a) For each Plan Year, the Committee shall select the employees of the Company, its Parent and Subsidiaries who are to participate in the Plan from among the executive key employees of the Company, its Parent and Subsidiaries.

    (b) No person shall be entitled to any Award under this Plan for any Plan Year unless he or she is so designated as a Participant for that Plan Year. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code
       Section 162(m).

5.  INDIVIDUAL TARGET AWARD

    For each Participant for each Plan Year, the Committee may specify a targeted performance award. The Individual Target Award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Plan Year shall not imply or require that the same level Individual Target Award (if any such award is established by the Committee for the relevant employee) be set for any subsequent Plan Year. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Plan Year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant's Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Plan Year in which a Change in Control of the Company occurs, or during such Plan Year with regard to the prior Plan Year if the Awards for the prior Plan Year have not been made by the time of the Change in

Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

6.  PERFORMANCE AWARD PROGRAM

    6.1 PERFORMANCE AWARDS. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Plan Year (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Plan Year unless the minimum Performance Goals for such Plan Year are attained.

    6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS (THE "PERFORMANCE GOALS"). The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Plan Year in writing prior to the beginning of such Plan Year or at such later date as permitted under Code
Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company (or a subsidiary, division, or other operational unit of the Company): (i) the attainment of certain target levels of, (including, without limitation, a break-even) or a specified percentage increase in, profits, market share, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that are attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or cash generation targets; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;
(vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and shareholder return; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; and
(x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the Plan Year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board.

    In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

    6.3 MAXIMUM NONDISCRETIONARY AWARD. The maximum Performance Award payable to a Participant for any Plan Year is $4,000,000.

    6.4 PAYMENT DATE; COMMITTEE CERTIFICATION. The Performance Awards will be paid as soon as administratively feasible after the Plan Year in which they are earned, but not before the Committee certifies in writing that the Performance Goals specified (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company or certain other termination situations) pursuant to subsection 6.2 were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Plan Year to which the Performance Award relates in accordance with any deferred compensation program in effect applicable to such Participant. The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of each Plan Year. Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) based on an earnings factor determined by the Committee and set forth in writing prior to such deferral which shall be based either on a reasonable rate of interest or one or more predetermined actual investments such that the amount payable at the end of the deferral period shall be based on the actual rate of return of a specific investment, and, in no case, shall such increase be based on a measuring factor for each Plan Year greater than the annual increase for such Plan Year in the S&P 500 Index. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program.

7.  EMPLOYMENT AT YEAR END GENERALLY REQUIRED FOR AWARD

    No Award shall be made to any Participant who is not an active employee of the Company, its Parent or one of its Subsidiaries or affiliates at the end of the Plan Year; PROVIDED, HOWEVER, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Plan Year in circumstances that the Committee deems appropriate including, but not limited to, a Participant's death, disability, retirement or other termination of employment during such Plan Year and the Committee shall be required to make at least a pro-rata Award through the date of a Change in Control of the Company to each Participant who is a Participant at the time of such Change in Control of the Company. All such Awards shall be based on achievement of the Performance Goals for the Plan Year, except that, to the extent permitted under Code
Section 162(m), in the case of death, disability or Change in Control of the Company during the Plan Year (or such other termination situations as permitted under Code Section 162(m)) an amount equal to or less than the Individual Target Awards may be made by the Committee either during or after the Plan Year without regard to actual achievement of the Performance Goals. Furthermore, upon a Change in Control of the Company the Committee may, in its sole discretion but only to the extent permitted under Code Section 162(m), make an award (payable immediately) equal to a pro-rata portion (through the date of the Change in Control of the Company) of the Individual Target Award payable upon achieving, but not surpassing, the Performance Goals for the relevant Plan Year. Any such immediate pro-rata payment shall reduce any other Award made for such Plan Year under this Plan by the amount of the pro-rata payment.

8.  NON-ASSIGNABILITY

    No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.  NO RIGHT TO EMPLOYMENT

    Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company, its Parent, or one of its Subsidiaries or affiliates nor affect the right of the Company, its Parent or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10. AMENDMENT OR TERMINATION

    The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code
Section 162(m): (i) materially alter the Performance Goals as set forth in subsection 6.2; (ii) increase the maximum amount set forth in subsection 6.3 and the interest factor under subsection 6.4, except to the extent permitted under Code Section 162(m) to substitute an approximately equivalent rate in the event that the S&P 500 Index ceases to exist; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant's right to receive payment of an Award for a Plan Year otherwise payable hereunder.

11. SEVERABILITY

    In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12. WITHHOLDING

    The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13. GOVERNING LAW

    This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

                                   EXHIBIT A

A "Change in Control of the Company" shall be deemed to have occurred upon:

    (a) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided that the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company;
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation the conditions described in clause (iii) of paragraph (c) below are met.

    (b) individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan, whose election, or nomination for election by the Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

    (c) the stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, limited liability entity or similar person, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                                   SCHEDULE B

                   [AMENDED LANGUAGE IS REFLECTED IN ITALICS]

                               OGDEN CORPORATION
                           1999 STOCK INCENTIVE PLAN

                   AMENDED AND RESTATED AS OF JANUARY 1, 2000

1.  PURPOSE.

    The purposes of this Ogden Corporation 1999 Stock Incentive Plan, AMENDED AND RESTATED AS OF JANUARY 1, 2000 (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of, Ogden Corporation (the "Company"), its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and its future parent corporations, if any (each, a "Parent"), as defined in section 424(e) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. THE PLAN HAS BEEN AMENDED AND RESTATED, EFFECTIVE AS OF JANUARY 1, 2000, TO AUTHORIZE GRANTS OF RESTRICTED STOCK TO EMPLOYEES OF THE COMPANY, A SUBSIDIARY OR PARENT (IF ANY). The Board of Directors of the Company (the "Board") believes that the granting of stock options, RESTRICTED STOCK and other awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

2.  SHARES SUBJECT TO PLAN.

    The maximum number of shares of the common stock, par value $.50 per share (the "Common Stock"), of the Company with respect to which Awards may be granted under the Plan or that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 4,000,000 (subject to adjustment as provided in Section 10 of the Plan). For purposes of this Section 2 other than with regard to incentive stock options described in Section 4(A) of the Plan, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of an Award, shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards. If a limited stock appreciation right ("LSAR") is granted in tandem with a stock option, such grant shall only apply once against the maximum number of shares of Common Stock which may be delivered to Participants or granted under the Plan. IF ANY SHARES OF RESTRICTED STOCK AWARDED UNDER THIS PLAN ARE FORFEITED OR REPURCHASED BY THE COMPANY FOR ANY REASON, THE NUMBER OF FORFEITED OR REPURCHASED SHARES OF RESTRICTED STOCK SHALL AGAIN BE AVAILABLE FOR THE PURPOSES OF AWARDS UNDER THIS PLAN. The shares of Common Stock available under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in or acquired for the treasury of the Company.

3.  ADMINISTRATION.

    (A) The Plan shall be administered by a committee or subcommittee of the Board (the "Committee") which shall consist of two or more members of the Board, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under section 16(b) of the Securities Exchange Act of 1934, as amended
("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3 and, to the extent required by section 162(m) of the Code, an "outside director" as defined under section 162(m) of the Code; provided, however, that with respect to the application of the Plan to non-employee directors, the Board shall be deemed the Committee. If for any reason the Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such non-compliance with the requirements of Rule 16b-3 or section 162(m) of the Code shall not affect the validity of Awards, interpretations or other actions of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to an employee who: (i) is not an officer and/or director of the Company; (ii) is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m) (3) of the Code; and (iii) who is not subject to the reporting requirements under section 16(a) of the Securities Exchange Act of 1934, as amended. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

    (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are employees of the Company, any Subsidiary or any Parent and who are members of the Board; (ii) determining the types and terms and conditions of all Awards granted, including EXERCISE PRICE OR PURCHASE PRICE (IF ANY), performance GOALS and other earnout and/or vesting contingencies AND ACCELERATION PROVISIONS; (iii) permitting transferability of Awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this
Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

    (C) Subject to Section 13 of the Plan, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, non-U.S. jurisdictions to comply with applicable tax, securities and other laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax, securities and other laws of such non-U.S. jurisdictions. To the extent applicable, the Plan is intended to comply with section 162(m) of the Code (with regard to "covered employees" as defined in section 162(m) of the Code) and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

4.  TYPES OF AWARDS.

    An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant. Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

    (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either
(a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422 (b) of the Code, or
(b) options which are not incentive stock options ("non-qualified stock options"), as determined at the time of the grant thereof by the Committee.

    (B) An LSAR, which is a right granted in tandem with a related stock option, to receive a payment in cash equal to the excess of the aggregate price (as described herein) at the time specified below of a specified number of shares of Common Stock over the aggregate exercise price of the related stock option being exercised; provided, however, that such right shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to exercise of its related stock option. The Committee may grant in connection with any stock option granted hereunder one or more LSARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related stock option. An LSAR may be granted at the same time as, or subsequent to the time that, its related stock option is granted.

    The exercise of an LSAR relating to a non-qualified stock option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each share, equal to the excess of (i) the greatest of
(A) the highest price per share of Common Stock paid in the Change in Control in connection with which such LSAR became exercisable, (B) the fair market value of a share of Common Stock on the date of such Change of Control and (C) the fair market value of a share of Common Stock on the effective date of such exercise over (iii) the exercise price of the related stock option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days; after the effective date of such exercise. The exercise of an LSAR relating to an incentive stock option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the fair market value of a share of Common Stock on the effective date of such exercise over (ii) the exercise price of the related stock option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

    An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of ninety days after such date. Notwithstanding anything else herein, an LSAR relating to an incentive stock option may be exercised with respect to a share of Common Stock only if the fair market value of such share on the effective date of such exercise exceeds the exercise price relating to such share. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the stock option to which it relates is exercisable. The exercise of an LSAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of the stock option to which it relates with respect to an equal number of shares. The exercise of a related stock option, or the cancellation, termination or expiration of a related stock option (other than pursuant to this paragraph), with respect to a number of shares of Common Stock, shall cause the cancellation of the LSAR related to it with respect to an equal number of shares. Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

    (C) A cash award, which is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine; provided, however, that if the cash award is made to a "covered employee," under section 162(m)(3) of the Code, the Award is intended to satisfy section 162(m) of the Code.

    For each Participant for each calendar year, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for an employee for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant employee) be set for any subsequent calendar year. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant's individual target award (or attained percentage thereof) regardless of the degree of attainment of the performance goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable performance goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

    For "covered employees" under section 162(m) of the Code, the Committee shall establish the objective performance goals, formulae or standards and the individual target award (if any) applicable to each Participant or class of Participants for a calendar year in writing prior to the beginning of such calendar year or at such later date as permitted under section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The performance goals that may be used by the Committee for such Awards shall be based on ONE OR MORE OF THE PERFORMANCE CRITERIA described in Exhibit A, attached hereto. The Committee may designate a single goal criterion or multiple goal criteria for performance measure purposes with the measurement based on absolute Company, Subsidiaries, Parent, division or business unit performance and/or on performance as compared with that of other publicly traded companies. With respect to "covered employees" under section 162(m) of the Code, the Committee shall satisfy the certification requirements in the manner set forth under section 162(m) of the Code.

    (D) RESTRICTED STOCK, WHICH IS AN AWARD OF SHARES OF COMMON STOCK UNDER THE PLAN THAT IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS AS PROVIDED UNDER
SECTION 8 HEREOF. A PARTICIPANT WHO RECEIVES AN AWARD OF RESTRICTED STOCK SHALL NOT HAVE ANY RIGHTS WITH RESPECT TO SUCH AWARD OF RESTRICTED STOCK, UNLESS AND UNTIL SUCH PARTICIPANT HAS DELIVERED A FULLY EXECUTED COPY OF A RESTRICTED STOCK AWARD AGREEMENT AND HAS OTHERWISE COMPLIED WITH THE APPLICABLE TERMS AND CONDITIONS OF SUCH AWARD. AN AWARD OF RESTRICTED STOCK MAY BE CONDITIONED ON THE ATTAINMENT OF PRE-ESTABLISHED PERFORMANCE GOALS AND SUCH OTHER CONDITIONS, RESTRICTIONS AND CONTINGENCIES AS THE COMMITTEE SHALL DETERMINE; PROVIDED, HOWEVER, THAT IF AN AWARD OF RESTRICTED STOCK IS MADE TO A "COVERED EMPLOYEE," UNDER SECTION 162(M)(3) OF THE CODE, THE AWARD IS INTENDED TO SATISFY
SECTION 162(M) OF THE CODE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AWARDS OF RESTRICTED STOCK MAY BE GRANTED SOLELY TO PARTICIPANTS WHO ARE EMPLOYEES OF THE COMPANY, A SUBSIDIARY OR PARENT (IF ANY).

    (E) The Committee may provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Award or (ii) the exercise price with respect to any Award or (iii) to purchase shares of Common Stock on the open market. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.

5.  ELIGIBILITY.

    An Award may be granted only to (i) employees of the Company, a Subsidiary or a Parent, (ii) directors of the Company who are not employees of the Company, a Subsidiary or a Parent and (iii) employees of a corporation which has been acquired by the Company, a Subsidiary or a Parent, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume. Eligibility for the grant of an Award and actual participation in the Plan shall be determined by the Committee in its sole direction.

6.  STOCK OPTION PRICES AND FAIR MARKET VALUE.

    (A) Except as otherwise provided in Section 14 hereof, the initial per share option price of any stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, each Subsidiary and Parent at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

    (B) For all purposes of this Plan, the fair market value of a share of Common Stock on any date shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq Stock Market, Inc. or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Committee. Notwithstanding anything herein to the contrary, the fair market value of a share of Common Stock on any date means the price for Common Stock set by the Committee in good faith based on reasonable methods set forth under section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded on the Nasdaq Stock Market, Inc. during a reasonable period designated by the Committee.

7.  OPTION TERM.

    Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, each Subsidiary and Parent that the time an option which is an incentive stock option is granted to him or her, the term with respect to such option shall not be in excess of five years from the date of the granting thereof.

8.  RESTRICTED STOCK AWARDS.

    AWARDS OF RESTRICTED STOCK SHALL BE SUBJECT TO THE FOLLOWING CONDITIONS AND
RESTRICTIONS:

    (A) THE PURCHASE PRICE (IF ANY) OF RESTRICTED STOCK SHALL BE FIXED BY THE COMMITTEE. THE PURCHASE PRICE FOR SHARES OF RESTRICTED STOCK MAY BE ZERO TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND, TO THE EXTENT NOT SO PERMITTED, SUCH PURCHASE PRICE MAY NOT BE LESS THAN PAR VALUE.

    (B) AWARDS OF RESTRICTED STOCK SHALL BE EVIDENCED BY AN AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND THE PARTICIPANT. IN THE EVENT THAT THE PARTICIPANT IS REQUIRED TO PAY THE PURCHASE PRICE FOR RESTRICTED STOCK, SUCH AGREEMENT MUST BE ACCEPTED WITHIN A PERIOD OF 60 DAYS (OR SUCH SHORTER PERIOD AS THE COMMITTEE MAY SPECIFY AT GRANT) AFTER THE AWARD DATE BY EXECUTING A RESTRICTED STOCK AWARD AGREEMENT AND BY PAYING THE PURCHASE PRICE, IF ANY.

    (C) EACH PARTICIPANT RECEIVING AN AWARD OF RESTRICTED STOCK SHALL BE ISSUED A STOCK CERTIFICATE IN RESPECT OF SUCH SHARES OF RESTRICTED STOCK, UNLESS THE COMMITTEE ELECTS TO USE ANOTHER SYSTEM, SUCH AS BOOK ENTRIES BY THE TRANSFER AGENT, AS EVIDENCING OWNERSHIP OF AN AWARD OF RESTRICTED STOCK. SUCH CERTIFICATE SHALL BE REGISTERED IN THE NAME OF SUCH PARTICIPANT, AND SHALL BEAR AN APPROPRIATE LEGEND REFERRING TO THE TERMS, CONDITIONS, AND RESTRICTIONS APPLICABLE TO SUCH AWARD OF RESTRICTED STOCK, SUBSTANTIALLY IN THE FOLLOWING
FORM:

      "THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE OGDEN CORPORATION (THE "COMPANY") 1999 STOCK OPTION PLAN, AMENDED AND RESTATED AS OF JANUARY 1, 2000, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE
      COMPANY DATED             . COPIES OF SUCH PLAN AND AGREEMENT ARE ON
      FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

    (D) IF STOCK CERTIFICATES ARE ISSUED IN RESPECT OF SHARES OF RESTRICTED STOCK, THE COMMITTEE SHALL REQUIRE THAT ANY STOCK CERTIFICATES EVIDENCING SUCH SHARES BE HELD IN CUSTODY BY THE COMPANY UNTIL THE RESTRICTIONS THEREON SHALL HAVE LAPSED, AND THAT, AS A CONDITION OF ANY AWARD OF RESTRICTED STOCK, THE PARTICIPANT SHALL HAVE

DELIVERED A DULY SIGNED STOCK POWER, ENDORSED IN BLANK, RELATING TO THE COMMON STOCK COVERED BY SUCH AWARD OF RESTRICTED STOCK.

    (E) THE PARTICIPANT SHALL NOT BE PERMITTED TO TRANSFER SHARES OF RESTRICTED STOCK AWARDED UNDER THIS PLAN DURING THE PERIOD OR PERIODS SET BY THE COMMITTEE (THE "RESTRICTION PERIOD") COMMENCING ON THE DATE OF SUCH AWARD OF RESTRICTED STOCK, AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT AND SUCH AGREEMENT SHALL SET FORTH A VESTING SCHEDULE AND ANY EVENTS WHICH WOULD ACCELERATE VESTING OF THE SHARES OF RESTRICTED STOCK. WITHIN THESE LIMITS, BASED ON SERVICE, ATTAINMENT OF PERFORMANCE GOALS (AS DESCRIBED IN SECTION 8(F) BELOW) AND/OR SUCH OTHER FACTORS OR CRITERIA AS THE COMMITTEE MAY DETERMINE IN ITS SOLE DISCRETION, THE COMMITTEE MAY PROVIDE FOR THE LAPSE OF SUCH RESTRICTIONS IN INSTALLMENTS IN WHOLE OR IN PART, OR MAY ACCELERATE THE VESTING OF ALL OR ANY PART OF ANY AWARD OF RESTRICTED STOCK AND/OR WAIVE THE DEFERRAL LIMITATIONS FOR ALL OR ANY PART OF ANY SUCH AWARD.

    (F) IF THE GRANT OF SHARES OF RESTRICTED STOCK OR THE LAPSE OF RESTRICTIONS IS BASED ON OR CONDITIONED UPON THE ATTAINMENT OF PERFORMANCE GOALS, THE COMMITTEE SHALL ESTABLISH THE PERFORMANCE GOALS AND THE APPLICABLE VESTING PERCENTAGE OF THE AWARD OF RESTRICTED STOCK APPLICABLE TO EACH PARTICIPANT OR CLASS OF PARTICIPANTS IN WRITING PRIOR TO THE BEGINNING OF THE APPLICABLE FISCAL YEAR OR AT SUCH LATER DATE AS OTHERWISE DETERMINED BY THE COMMITTEE AND WHILE THE OUTCOME OF THE PERFORMANCE GOALS ARE SUBSTANTIALLY UNCERTAIN. SUCH PERFORMANCE GOALS MAY INCORPORATE PROVISIONS FOR DISREGARDING (OR ADJUSTING FOR) CHANGES IN ACCOUNTING METHODS, CORPORATE TRANSACTIONS (INCLUDING, WITHOUT LIMITATION, DISPOSITIONS AND ACQUISITIONS) AND OTHER SIMILAR EVENTS OR CIRCUMSTANCES. WITH REGARD TO AN AWARD OF RESTRICTED STOCK THAT IS INTENDED TO COMPLY WITH SECTION 162(M) OF THE CODE, TO THE EXTENT ANY SUCH PROVISION WOULD CREATE IMPERMISSIBLE DISCRETION UNDER SECTION 162(M) OF THE CODE OR OTHERWISE VIOLATE SECTION 162(M) OF THE CODE, SUCH PROVISION SHALL BE OF NO FORCE OR EFFECT. THE PERFORMANCE GOALS THAT MAY BE USED BY THE COMMITTEE FOR SUCH AWARDS SHALL BE BASED ON ONE OR MORE OF THE PERFORMANCE CRITERIA DESCRIBED IN
EXHIBIT A, ATTACHED HERETO. THE COMMITTEE MAY DESIGNATE A SINGLE GOAL CRITERION OR MULTIPLE GOAL CRITERIA FOR PERFORMANCE MEASURE PURPOSES WITH THE MEASUREMENT BASED ON ABSOLUTE COMPANY, SUBSIDIARIES, PARENT, DIVISION OR BUSINESS UNIT PERFORMANCE AND/OR ON PERFORMANCE AS COMPARED WITH THAT OF OTHER PUBLICLY TRADED COMPANIES. WITH RESPECT TO "COVERED EMPLOYEES" UNDER SECTION 162(M) OF THE CODE, THE COMMITTEE SHALL SATISFY THE CERTIFICATION REQUIREMENTS IN THE MANNER SET FORTH UNDER SECTION 162(M) OF THE CODE.

    (G) EXCEPT AS PROVIDED HEREIN AND AS OTHERWISE DETERMINED BY THE COMMITTEE, THE PARTICIPANT SHALL HAVE, WITH RESPECT TO THE SHARES OF RESTRICTED STOCK, ALL OF THE RIGHTS OF A HOLDER OF SHARES OF COMMON STOCK INCLUDING, WITHOUT LIMITATION, THE RIGHT TO RECEIVE ANY DIVIDENDS, THE RIGHT TO VOTE SUCH SHARES AND, SUBJECT TO AND CONDITIONED UPON THE VESTING OF SHARES OF RESTRICTED STOCK, THE RIGHT TO TENDER SUCH SHARES. THE COMMITTEE MAY, IN ITS SOLE DISCRETION, DETERMINE AT THE TIME OF GRANT THAT THE PAYMENT OF DIVIDENDS SHALL BE DEFERRED UNTIL, AND CONDITIONED UPON, THE EXPIRATION OF THE APPLICABLE RESTRICTION PERIOD.

    (H) IF AND WHEN THE RESTRICTION PERIOD EXPIRES WITHOUT A PRIOR FORFEITURE OF THE RESTRICTED STOCK SUBJECT TO SUCH RESTRICTION PERIOD, THE CERTIFICATES FOR SUCH SHARES SHALL BE DELIVERED TO THE PARTICIPANT. ALL LEGENDS SHALL BE REMOVED FROM SAID CERTIFICATES AT THE TIME OF DELIVERY TO THE PARTICIPANT, EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW.

    (I) UNLESS OTHERWISE DETERMINED BY THE COMMITTEE AT GRANT OR THEREAFTER, UPON A PARTICIPANT'S TERMINATION OF EMPLOYMENT FOR ANY REASON DURING THE RELEVANT RESTRICTION PERIOD, ALL RESTRICTED STOCK SUBJECT TO RESTRICTION SHALL BE FORFEITED.

9.  LIMITATION ON AMOUNT OF AWARDS GRANTED.

    (A) Except as otherwise provided in Section 15 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

    (B) No Participant (OTHER THAN A NONEMPLOYEE DIRECTOR) shall be granted stock options and/or LSARs during any calendar year to purchase more than an aggregate of 500,000 shares of Common Stock (subject to adjustment as provided in Section 10 OF THE PLAN) AND NO NONEMPLOYEE DIRECTOR SHALL BE GRANTED STOCK OPTIONS AND/OR LSARS DURING ANY CALENDAR YEAR TO PURCHASE MORE THAN AN AGGREGATE OF 2,500 SHARES OF COMMON STOCK (SUBJECT TO ADJUSTMENT AS PROVIDED IN
SECTION 10 of the Plan). LSARs granted in tandem with a stock option shall only apply once against a Participant's maximum individual number of shares of Common Stock subject to an award of options and/or LSARs hereunder. NO PARTICIPANT ELIGIBLE TO RECEIVE RESTRICTED STOCK SHALL BE AWARDED, DURING ANY CALENDAR YEAR, MORE THAN 500,000 SHARES OF RESTRICTED STOCK (SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 10 OF THE PLAN) FOR WHICH THE GRANT OF SUCH AWARD OR THE LAPSE OF THE RELEVANT RESTRICTION PERIOD IS SUBJECT TO THE ATTAINMENT OF PERFORMANCE GOALS AS PROVIDED UNDER SECTION 8(F) HEREOF. NO NONEMPLOYEE DIRECTOR SHALL BE AWARDED SHARES OF RESTRICTED STOCK HEREUNDER.

    (C) THERE ARE NO ANNUAL INDIVIDUAL SHARE LIMITATIONS ON RESTRICTED STOCK FOR WHICH THE GRANT OF SUCH AWARD OR THE LAPSE OF THE RELEVANT RESTRICTION PERIOD IS NOT BASED ON OR CONDITIONED UPON THE ATTAINMENT OF PERFORMANCE GOALS IN ACCORDANCE WITH SECTION 8(F) HEREOF.

    (D) Subject to Section 9(E), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 4,000,000 (subject to adjustment as provided in Section 10 of the Plan). THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT IS AVAILABLE FOR AWARDS OF RESTRICTED STOCK SHALL BE 1,000,000 (SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 10 OF THE
PLAN). The maximum payment that may be made for Awards granted to any one individual pursuant to Section 4(C) hereof shall be $3,000,000 for any single or combined performance goals established for a specified performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

    (E) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

10. ADJUSTMENT OF NUMBER OF SHARES.

    (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock are exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split, reclassification, combination of shares, sale of assets or merger or consolidation in which the Company is the surviving corporation, then, if the Committee shall determine, in its sole discretion, to be appropriate, there shall be substituted for each share of Common Stock then subject to any outstanding Award and for each share of Common Stock which may be issued under the Plan but not yet covered by an outstanding Award, the number and kind of shares of stock or other securities for which each outstanding share of Common Stock shall be so exchanged and, if determined by the Committee in its sole discretion to be appropriate, the exercise or option price applicable under any then outstanding Award shall be adjusted proportionately to reflect such corporate transaction.

    (B) In the event that there shall be any change in the capitalization of the Company or other corporate change affecting the outstanding Common Stock, including by way of an extraordinary or stock dividend, spin-off or other corporate change, other than any change specified in Section 10(A)hereof, then, if the Committee shall, in its sole discretion, determine it to be appropriate, the number or kind of shares then subject to any outstanding Award, the number or kind of shares then available for issuance in accordance with the provisions of the Plan but not yet covered by an outstanding Award, and/or the exercise or option price applicable under any then outstanding Award shall be adjusted proportionately to reflect such corporate event and, if and to the extent the Committee shall, in its sole discretion, determine it to be appropriate, all or any portion of the Plan may be assumed by any corporate successor to all or a portion of the Company's business and shares of such corporate successor (or the Parent or a Subsidiary thereof) shall be substituted for the shares of Common Stock covered by the portion of the Plan so assumed.

    (C) Notwithstanding the foregoing provisions of this Section 10, in the case of any then outstanding incentive stock options, the Committee shall make commercially reasonable efforts to effect any substitution or adjustment authorized by the Committee pursuant to this Section 10in a manner consistent with the applicable requirements of Treasury Regulation section 1.425-1.

    (D) Any substitution or adjustment determined under this Section 10 by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants, directors and employees and their respective heirs, executors, administrators, successors and assigns.

    (E) No adjustment or substitution provided for in this Section 10 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this Section 10 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

    (F)(i) Notwithstanding the foregoing provisions of this Section 10, in the event of a Change in Control, each Award OF STOCK OPTIONS AND LSARS shall become fully vested and exercisable. EXCEPT AS OTHERWISE PROVIDED BY THE COMMITTEE IN THE AWARD AGREEMENT UPON THE AWARD OF RESTRICTED STOCK, THE RESTRICTIONS TO WHICH ANY SHARES OF RESTRICTED STOCK ARE SUBJECT SHALL LAPSE AS IF THE APPLICABLE RESTRICTION PERIOD HAD ENDED UPON A CHANGE IN CONTROL.

    (ii) As used herein, "Change in Control" shall mean:

    (I) any Person (as such term is defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any subsidiary of the Company, any employee benefit plan of the Company or a subsidiary thereof or any person or entity organized, appointed or established, pursuant to the terms of any such benefit plan;

    (II) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the

Company to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, the Company; or

    (III) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board cease to constitute a majority of thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board.

    (G) In the event of the occurrence of any corporate transaction or event described in Section 10(A) or 10(B) hereof or the occurrence of a Change in Control, the Committee may reasonably determine in good faith that all or a portion of the Awards hereunder shall be honored, assumed or converted or new rights substituted therefor (each such honored, assumed, converted or substituted Award shall hereinafter be called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following such corporate transaction or event or Change in Control, provided that any such Alternative Award must meet the following criteria:

    (i) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the transaction, event or Change in Control;

    (ii) the Alternative Award must provide such Participant with rights and entitlements substantially equivalent to the rights and entitlements applicable under such Award immediately prior to such transaction, event or Change in Control, including, but not limited to, an identical or better exercise schedule; and

    (iii) the Alternative Award must have economic value substantially equivalent to the value of such Award (as determined by the Committee at the time of the transaction, event or Change in Control).

    For purposes of incentive stock options, any assumed or substituted stock option shall comply with the requirements of Treasury Regulation
Section 1.425-1 (and any amendments thereto). The Committee may, in its sole discretion, apply the same methodology to non-qualified stock options.

11. PURCHASE FOR INVESTMENT, WAIVERS AND WITHHOLDING.

    (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

    (C) An additional condition of exercising any non-qualified stock option, LSAR, OR AWARD OF RESTRICTED STOCK, shall be the entry by the Participant into arrangements with the Company with respect to withholding as the Committee shall determine. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. UPON THE VESTING OF RESTRICTED STOCK, OR UPON MAKING AN ELECTION UNDER SECTION 83(B) OF THE CODE, A PARTICIPANT SHALL PAY ALL REQUIRED WITHHOLDING TO THE COMPANY. Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

12. NO STOCKHOLDER STATUS; NO RESTRICTIONS ON CORPORATE ACTS;
    NO EMPLOYMENT RIGHT.

    (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued PURSUANT TO THE exercise of A STOCK OPTION shall be fully paid and non-assessable.

    (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

    (C) Neither the existence of the Plan nor the grant of any Award shall require the Company, any Subsidiary or Parent to continue any Participant in the employ or service of the Company, such Subsidiary or such Parent.

13. TERMINATION AND AMENDMENT OF THE PLAN.

    The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock in accordance with the laws of the State of Delaware, solely to the extent required by the applicable provisions of Rule 16b-3, section 162(m) or 422 of the Code or the rules of any applicable exchange: (i) increase the aggregate number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 10 hereof); (ii) increase the minimum individual Participant share limitations under Section 9(B) of the Plan; (iii) increase the maximum payment under Section 9(D) of the Plan;
(iv) materially alter the performance criteria described in SECTIONS 4(C), 4(D) AND 8(F), and Exhibit A of the Plan; (v) extend the maximum option period under
Section 7 of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) change the manner of determining stock option prices under
Section 6 of the Plan. Except as otherwise provided in Section 15 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

14. EXPIRATION AND TERMINATION OF THE PLAN.

    The Plan shall terminate on May 19, 2009 or at such earlier time as the Board may determine. THE AMENDMENTS MADE TO the Plan EFFECTIVE JANUARY 1, 2000, SHALL NOT BE effective in the event that THE AMENDMENTS TO THE PLAN ARE NOT approved by the stockholders of the Company at its 2000 Annual Meeting of Stockholders AND THE PLAN AS IN EFFECT IMMEDIATELY PRIOR TO JANUARY 1, 2000 SHALL CONTINUE IN FULL FORCE AND EFFECT. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

15. STOCK OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

    In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 13 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.

                                   EXHIBIT A
                               PERFORMANCE GOALS

    These performance goals shall be based on one or more of the following criteria with regard to the Company (or a Subsidiary, Parent, division, or other operational unit of the Company): (i) the attainment of certain target levels of, or a specified percentage increase in, profits, market share, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operations or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of (INCLUDING, WITHOUT LIMITATION, A BREAK-EVEN), or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or cash generation targets; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and stockholder returns; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; and (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the calendar year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board.

    To the extent permitted under section 162 (m) of the Code, but only to the extent permitted under section 162(m) of the Code with respect to "covered employees" under section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:
(i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

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                                                                 [OGDEN]

                                               1999

                                                      NOTICE OF ANNUAL MEETING
                                                      AND PROXY STATEMENT

    . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                      THE ANNUAL MEETING OF
                                                      SHAREHOLDERS WILL BE HELD
                                                      AT THE
                                                      GRAND HYATT NEW YORK,
                                                      PARK AVENUE AT GRAND
                                                      CENTRAL,
                                                      NEW YORK, NEW YORK AT
                                                      10:00 A.M. (EASTERN
                                                      DAYLIGHT
                                                      SAVINGS TIME)
                                                      ON WEDNESDAY, JUNE 14,
                                                      2000.

TELEPHONE                    INTERNET                   MAIL
800-481-9814                 http://proxy.shareholder.
                                    com/og

Use any touch-tone           Use the Internet to vote   Mark, sign and date your
telephone to vote your       your proxy. Have your      proxy card and return it
proxy. Have your proxy       proxy card in hand when    in the postage-paid
card in hand when you        you access the             envelope we have
call. You will be prompted   website. You will be       provided.
to enter your control        prompted to enter your
number, located in the box   control number, located in
below, and then follow the   the box below, to create
simple directions.           an electronic ballot.

Your telephone or Internet vote authorizes   If you have submitted your proxy by
the named proxies to vote your shares in     telephone or the Internet there is
the same manner as if you marked,signed      no need for you to mail back your
and returned the proxy card.                 proxy.

       CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT                                      CONTROL NUMBER FOR
                         800-481-9814                                                    TELEPHONE OR INTERNET VOTING

                                                   DETACH PROXY CARD HERE IF YOU ARE NOT
                                                      VOTING BY TELEPHONE OR INTERNET
------------------------------------------------------------------------------------------------------------------------------------

The proposals are fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy please mark by placing an "X" in the appropriate box, sign and date the Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR
DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5 AND "AGAINST" PROPOSAL 4.

Proposal 1. Election of the following four    FOR election of all      WITHHOLD AUTHORITY to vote       *EXCEPTIONS
nominee directors for a three year term.      nominees listed below.   for all nominees listed below.

Nominees: 01 - Norman G. Einspruch, 02 - Homer A. Neal, 03 - Joseph A. Tato, 04 - Robert R. Womack
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions: _____________________________________________________________________________________________________      PLEASE
                                                                                                                        DETACH
Proposal 2. Adoption of Executive Performance Incentive    Proposal 3. Amendment to the Ogden 1999 Stock Incentive       HERE
            Plan.                                                      Plan.
                                                                                                                        You must
    FOR   / /    AGAINST   / /    ABSTAIN   / /             FOR   / /    AGAINST   / /    ABSTAIN   / /                detach this
                                                                                                                       portion of
Proposal 4. Shareholder proposal urging the board          Proposal 5. Ratification of appointment of Deloitte &        the proxy
            to arrange for the prompt sale of Ogden                    Touche LLP as auditors of Ogden for the         card before
            to the highest bidder.                                     year 2000.                                       returning
                                                                                                                        it in the
    FOR   / /    AGAINST   / /    ABSTAIN   / /             FOR   / /    AGAINST   / /    ABSTAIN   / /                 enclosed
                                                                                                                        envelope

                                                                  Please sign exactly as your name(s) appear
                                                                  hereon. When signing as attorney, executor,
                                                                  administrator, trustee or guardian, please
                                                                  sign your full title as such. If signer is a
                                                                  corporation, please sign in full corporate
                                                                  name by authorized officer. If signer is a
                                                                  partnership, please sign in partnership name
                                                                  by authorized person. Each joint owner
                                                                  should sign.

                                                                  Dated ________________________________, 2000
                                                                  ____________________________________________
                                                                                    Signature
                                                                  ____________________________________________
                                                                            Signature, if held jointly

SIGN, DATE AND RETURN THE PROXY CARD    If you plan to attend the         VOTES MUST BE INDICATED
PROMPTLY USING THE ENCLOSED ENVELOPE.   meeting please check here.  / /   (x) IN BLACK OR BLUE INK.   X
------------------------------------------------------------------------------------------------------------------------------------


COMMON

                  OGDEN CORPORATION--BOARD OF DIRECTORS PROXY

      KNOW ALL MEN BY THESE PRESENT that the undersigned shareholder of OGDEN CORPORATION (the "Corporation") does hereby constitute and appoint Scott G. Mackin and Jeffrey R. Horowitz, and each of them attorneys and proxies for the undersigned with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to appear and vote all the shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation, to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York on Wednesday, June 14, 2000, at 10:00 A.M. (Eastern Daylight Savings Time) and at any and all adjournments or postponements thereof, as set forth in the Notice of Annual Meeting of Shareholders, dated May 15, 2000 and in their discretion to act upon any other matters as may properly come before the meeting.

      A majority of such attorneys as shall be present and shall act at said meeting, or any of them (or if only one of such attorneys shall be present and acts, then that one) shall have and may exercise all the powers of said attorneys hereunder.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH IT RELATES WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEE DIRECTORS LISTED ON THE REVERSE SIDE; FOR ADOPTION OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN; FOR ADOPTION OF THE AMENDMENT TO THE OGDEN 1999 STOCK INCENTIVE PLAN; AGAINST SHAREHOLDER PROPOSAL NUMBER 4; AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOUR DIRECTORS; FOR ADOPTION OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN; FOR THE AMENDMENT TO THE OGDEN 1999 INCENTIVE PLAN; FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS; AND AGAINST SHAREHOLDER PROPOSAL NUMBER 4.

(Continued and to be dated and signed on the       OGDEN CORPORATION
 reverse side)                                     P.O. BOX 11173
                                                   NEW YORK, N.Y. 10203-0173

TELEPHONE                    INTERNET                   MAIL
800-481-9814                 http://proxy.shareholder.
                                    com/og

Use any touch-tone           Use the Internet to vote   Mark, sign and date your
telephone to vote your       your proxy. Have your      proxy card and return it
proxy. Have your proxy       proxy card in hand when    in the postage-paid
card in hand when you        you access the             envelope we have
call. You will be prompted   website. You will be       provided.
to enter your control        prompted to enter your
number, located in the box   control number, located in
below, and then follow the   the box below, to create
simple directions.           an electronic ballot.

Your telephone or Internet vote authorizes   If you have submitted your proxy by
the named proxies to vote your shares in     telephone or the Internet there is
the same manner as if you marked,signed      no need for you to mail back your
and returned the proxy card.                 proxy.

       CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT                                     CONTROL NUMBER FOR
                         800-481-9814                                                    TELEPHONE OR INTERNET VOTING

                                                   DETACH PROXY CARD HERE IF YOU ARE NOT
                                                      VOTING BY TELEPHONE OR INTERNET
------------------------------------------------------------------------------------------------------------------------------------

The proposals are fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy please mark by placing an "X" in the appropriate box, sign and date the Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR
DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5 AND "AGAINST" PROPOSAL 4.

Proposal 1. Election of the following four    FOR election of all      WITHHOLD AUTHORITY to vote       *EXCEPTIONS
nominee directors for a three year term.      nominees listed below.   for all nominees listed below.


Nominees: 01 - Norman G. Einspruch, 02 - Homer A. Neal, 03 - Joseph A. Tato, 04 - Robert R. Womack
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions: _____________________________________________________________________________________________________      PLEASE
                                                                                                                        DETACH
Proposal 2. Adoption of Executive Performance Incentive    Proposal 3. Amendment to the Ogden 1999 Stock Incentive       HERE
            Plan.                                                      Plan.
                                                                                                                        You must
    FOR   / /    AGAINST   / /    ABSTAIN   / /             FOR   / /    AGAINST   / /    ABSTAIN   / /                detach this
                                                                                                                       portion of
Proposal 4. Shareholder proposal urging the board          Proposal 5. Ratification of appointment of Deloitte &        the proxy
            to arrange for the prompt sale of Ogden                    Touche LLP as auditors of Ogden for the         card before
            to the highest bidder.                                     year 2000.                                       returning
                                                                                                                        it in the
    FOR   / /    AGAINST   / /    ABSTAIN   / /             FOR   / /    AGAINST   / /    ABSTAIN   / /                 enclosed
                                                                                                                        envelope

                                                                  Please sign exactly as your name(s) appear
                                                                  hereon. When signing as attorney, executor,
                                                                  administrator, trustee or guardian, please
                                                                  sign your full title as such. If signer is a
                                                                  corporation, please sign in full corporate
                                                                  name by authorized officer. If signer is a
                                                                  partnership, please sign in partnership name
                                                                  by authorized person. Each joint owner
                                                                  should sign.

                                                                  Dated ________________________________, 2000
                                                                  ____________________________________________
                                                                                    Signature
                                                                  ____________________________________________
                                                                            Signature, if held jointly

SIGN, DATE AND RETURN THE PROXY CARD    If you plan to attend the         VOTES MUST BE INDICATED
PROMPTLY USING THE ENCLOSED ENVELOPE.   meeting please check here.  / /   (x) IN BLACK OR BLUE INK.   X
------------------------------------------------------------------------------------------------------------------------------------


PREFERRED

                  OGDEN CORPORATION--BOARD OF DIRECTORS PROXY

      KNOW ALL MEN BY THESE PRESENT that the undersigned shareholder of OGDEN CORPORATION (the "Corporation") does hereby constitute and appoint Scott G. Mackin and Jeffrey R. Horowitz, and each of them attorneys and proxies for the undersigned with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to appear and vote all the shares of Preferred Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation, to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York on Wednesday, June 14, 2000, at 10:00 A.M. (Eastern Daylight Savings Time) and at any and all adjournments or postponements thereof, as set forth in the Notice of Annual Meeting of Shareholders, dated May 15, 2000 and in their discretion to act upon any other matters as may properly come before the meeting.

      A majority of such attorneys as shall be present and shall act at said meeting, or any of them (or if only one of such attorneys shall be present and acts, then that one) shall have and may exercise all the powers of said attorneys hereunder.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH IT RELATES WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEE DIRECTORS LISTED ON THE REVERSE SIDE; FOR ADOPTION OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN; FOR ADOPTION OF THE AMENDMENT TO THE OGDEN 1999 STOCK INCENTIVE PLAN; AGAINST SHAREHOLDER PROPOSAL NUMBER 4; AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOUR DIRECTORS; FOR ADOPTION OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN; FOR THE AMENDMENT TO THE OGDEN 1999 INCENTIVE PLAN; FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS; AND AGAINST SHAREHOLDER PROPOSAL NUMBER 4.

(Continued and to be dated and signed on the          OGDEN CORPORATION
 reverse side)                                        P.O. BOX 11173
                                                      NEW YORK, N.Y. 10203-0173